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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

EnerNOC, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2009

To Our Stockholders:

        You are cordially invited to attend the 2009 annual meeting of stockholders of EnerNOC, Inc. to be held at 2:00 p.m., local time, on Wednesday, June 3, 2009, at our corporate offices located at 101 Federal Street, 3rd Floor, Boston, Massachusetts 02110.

        The attached notice of annual meeting and proxy statement describe the matters to be presented at the annual meeting and provide information about us that you should consider when you vote your shares.

        We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

        Thank you for your continued support.

                        Sincerely,

                        Timothy G. Healy
                         Chairman of the Board and Chief Executive Officer

ENERNOC, INC.
75 Federal Street, Suite 300
Boston, Massachusetts 02110
(617) 224-9900

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME:  2:00 p.m. Local Time

DATE:  June 3, 2009

PLACE:  EnerNOC Corporate Offices, 101 Federal Street, 3rd Floor, Boston, Massachusetts 02110

PURPOSES:

1.
To elect two members to our board of directors to serve as Class II directors, each for a three-year term expiring in 2012.

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

3.
To transact such other business that is properly presented at the meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

        You may vote if you were the record owner of EnerNOC, Inc. common stock at the close of business on April 13, 2009. A list of stockholders of record will be available at the meeting and during the ten days prior to the meeting at our principal executive offices located at 75 Federal Street, Suite 300, Boston, Massachusetts 02110.

        All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      David M. Samuels
                       Secretary

Boston, Massachusetts
April 27, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE AS PROVIDED IN THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

ENERNOC, INC.
75 FEDERAL STREET, SUITE 300
BOSTON, MASSACHUSETTS 02110
(617) 224-9900

PROXY STATEMENT FOR THE ENERNOC, INC.
2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 3, 2009

        This proxy statement, along with the accompanying notice of 2009 annual meeting of stockholders, contains information about the 2009 annual meeting of stockholders of EnerNOC, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 2:00 p.m., local time, on Wednesday, June 3, 2009, at our corporate offices located at 101 Federal Street, 3rd Floor, Boston, Massachusetts 02110.

        In this proxy statement, we refer to EnerNOC, Inc. as "EnerNOC," "we" and "us."

        We are sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at the annual meeting.

        On or about April 27, 2009, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2008 annual report, which includes our financial statements for the fiscal year ended December 31, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2009

        This proxy statement and our 2008 annual report to stockholders are available for viewing, printing and downloading at http://investor.enernoc.com/annual-proxy.cfm. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

        Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2008 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the "Corporate Governance" section of the "Investors" section of our website at www.enernoc.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110. Exhibits will be provided upon written request and payment of an appropriate processing fee.

 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who Can Vote?

        Only stockholders who owned our common stock at the close of business on April 13, 2009 are entitled to vote at the annual meeting. On this record date, there were 20,429,211 shares of our common stock outstanding and entitled to vote. Common stock is our only class of voting stock.

        You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

        Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

        Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates, you may vote:

  •
  By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

  •
  By Internet or by telephone.  Follow the instructions attached to the proxy card to vote by Internet or telephone.

  •
  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

  •
  By mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  By Internet or by telephone.  Follow the instructions you receive from your broker to vote by Internet or telephone.

  •
  In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The board of directors recommends that you vote as follows:

  •
  "FOR" the election of each of the two nominees as Class II directors; and

  •
  "FOR" ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009.

        If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

        If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

  •
  signing a new proxy card and submitting it as instructed above;

  •
  if your shares are held in street name, re-voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted;

  •
  notifying EnerNOC's Secretary in writing before the annual meeting that you have revoked your proxy; or

  •
  attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

        You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under "How Do I Vote?" for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

        If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote by Internet, telephone or at the meeting as described above under "How Do I Vote?"

        If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 2 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote".

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees to serve as Class II directors who receive the most votes (also known as a "plurality" of the votes cast) will be elected. You may vote either FOR the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name for the election of the directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of the independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009, our audit committee of our board of directors will reconsider its selection.

Is Voting Confidential?

        We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections, American Stock Transfer and Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

        The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

        The annual meeting will be held at 2:00 p.m., local time, on Wednesday, June 3, 2009, at our corporate offices located at 101 Federal Street, 3rd Floor, Boston, Massachusetts 02110. When you arrive at the annual meeting, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2009 for (a) the executive officers named in the Summary Compensation Table on page 31 of this proxy statement, (b) each of our directors and the director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of February 28, 2009 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 20,366,535 shares of common stock outstanding on February 28, 2009.

        The address for the directors and executive officers set forth below is c/o EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110.

	Shares Beneficially Owned
Name and Address	Number	Percent
Directors and Executive Officers
Timothy G. Healy(1)	1,010,977	4.9%
David B. Brewster(2)	1,483,966	7.3%
Neal C. Isaacson(3)	204,098	1.0%
Darren P. Brady(4)	15,000	*
Gregg M. Dixon(5)	143,879	*
Arthur W. Coviello, Jr.	—	*
Richard Dieter	15,000	*
TJ Glauthier(6)	37,600	*
Adam Grosser(7)	2,881,361	14.1%
James L. Turner(8)	45,811	*
All directors and current executive officers as a group (11 persons)(9)	6,024,037	29.2%
Five Percent Stockholders
Funds affiliated with Foundation Capital(10) 250 Middlefield Road Menlo Park, California 94025	2,881,361	14.1%
Draper Fisher Jurvetson Fund VI, L.P. and its affiliates(11) 2882 Sand Hill Road Suite 150 Menlo Park, California 94025	2,541,334	12.5%

	Shares Beneficially Owned
Name and Address	Number	Percent
Lord, Abbett & Co. LLC(12) 90 Hudson Street Jersey City, New Jersey 07302	1,457,380	7.2%
T. Rowe Price Associates, Inc.(13) 100 E. Pratt Street Baltimore, Maryland 21202	1,107,970	5.4%

*
Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

(1)
Includes options to purchase 60,745 shares of common stock which are or will be immediately exercisable within 60 days of February 28, 2009 and 210,998 shares of common stock held in trusts and custodianships established by Mr. Healy, 70,278 shares of which Mr. Healy has shared voting and investment power. Mr. Healy disclaims beneficial ownership of the shares held in trusts and custodian accounts. Does not include 39,000 shares of common stock that may be issued pursuant to the grant of restricted stock units that vest over a four-year period, at a rate of twenty-five percent on February 12, 2010 and quarterly thereafter.

(2)
Includes options to purchase 45,866 shares of common stock which are or will be immediately exercisable within 60 days of February 28, 2009. Does not include 26,000 shares of common stock that may be issued pursuant to the grant of restricted stock units that vest over a four-year period, at a rate of twenty-five percent on February 12, 2010 and quarterly thereafter.

(3)
Includes options to purchase 51,914 shares of common stock which are or will be immediately exercisable within 60 days of February 28, 2009 and 1,100 shares of common stock held by various family members of Mr. Isaacson. Mr. Isaacson disclaims beneficial ownership of the shares held by various family members. Does not include 9,000 shares of common stock that may be issued pursuant to the grant of restricted stock units that vest over a four-year period, at a rate of twenty-five percent on February 12, 2010 and quarterly thereafter.

(4)
Does not include 17,000 shares of common stock that may be issued pursuant to the grant of restricted stock units that vest over a four-year period, at a rate of twenty-five percent on February 12, 2010 and quarterly thereafter.

(5)
Includes options to purchase 8,247 shares of common stock which are or will be immediately exercisable within 60 days of February 28, 2009 and 700 shares of common stock held by Mr. Dixon's wife. Mr. Dixon disclaims beneficial ownership of the shares held by his wife. Does not include 15,000 shares of common stock that may be issued pursuant to the grant of restricted stock units that vest over a four-year period, at a rate of twenty-five percent on February 12, 2010 and quarterly thereafter.

(6)
Consists of options to purchase 17,784 shares of common stock held by Mr. Glauthier which are immediately exercisable and 19,816 shares of common stock held by a trust of which Mr. Glauthier and his wife are trustees. Mr. Glauthier disclaims beneficial ownership of the shares identified in this footnote except as to his proportionate pecuniary interest in such shares.

(7)
Consists of the shares described in footnote 10 below. Mr. Grosser disclaims beneficial ownership of the shares described in footnote 10 below except to the extent of his pecuniary interest therein.

(8)
Consists of options to purchase 45,811 shares of common stock held by Mr. Turner which are immediately exercisable.

(9)
See footnotes (1) through (8). Includes 181,460 shares of common stock and options to purchase 4,885 shares of common stock which are or will be immediately exercisable within 60 days of February 28, 2009 held by David M. Samuels, our Executive Vice President. Does not include 17,000 shares of common stock that may be issued to Mr. Samuels pursuant to the grant of restricted stock units that vest over a four-year period, at a rate of twenty-five percent on February 12, 2010 and quarterly thereafter.

(10)
Includes 2,743,495 shares of common stock held by Foundation Capital IV, L.P., 23,280 shares of common stock held by Foundation Capital IV Principals Fund, LLC, 21,668 shares of common stock held by FC IV Active Advisors, LLC, 91,892 shares of common stock held by Foundation Capital VI, L.P., and 1,026 shares of common stock held by Foundation Capital VI Principals Fund, L.L.C. Mr. Grosser is one of seven Managers of Foundation Capital Management Co. IV, LLC, which serves as the sole manager of Foundation Capital IV, L.P., FC IV Active Advisors Fund, LLC and Foundation Capital IV Principals Fund, LLC, and may be deemed to share voting and investment power with respect to all shares held by those entities. Mr. Grosser is one of eight Managers of Foundation Capital Management Co. VI, LLC, which serves as the sole manager of Foundation Capital VI, L.P. and Foundation Capital VI Principals Fund, LLC, and may be deemed to share voting and investment power with respect to all shares held by those entities.

(11)
This information is based solely on Amendment No. 1 to Schedule 13G filed on February 6, 2009 by Draper Fisher Jurvetson Fund VI, L.P. ("Fund VI") and its affiliates, which reported ownership as of December 31, 2008. Includes 1,910,325 shares of common stock held by Fund VI, 53,408 shares of common stock held by Draper Fisher Jurvetson Partners VI, LLC ("Partners Fund LLC"), 120,507 shares of common stock held by Draper Associates, L.P., 67,400 shares of common stock held by JABE, LLC, 302,324 shares of common stock held by Timothy C. Draper, 30,848 shares of common stock held by Steven Jurvetson, and 56,522 shares of common stock held by the John H.N. Fisher and Jennifer Caldwell Living Trust dated 1/7/00, as amended and restated on 3/27/08 (the "Fisher Trust"). Timothy Draper, John Fisher, and Steven Jurvetson are the managing directors of Draper Fisher Jurvetson Management Co. VI, LLC ("Fund VI Management"), which is the general partner of Fund VI. On a combined basis, Messrs. Draper, Fisher, and Jurvetson share voting and investment power over the shares owned by Fund VI. Messrs. Draper, Fisher, and Jurvetson are also the managing members of Partners Fund LLC. On a combined basis, Messrs. Draper, Fisher, and Jurvetson share voting and investment power over the shares owned by Partners Fund LLC. Messrs. Draper, Fisher and Jurvetson disclaim beneficial ownership of the shares owned by Fund VI, Fund VI Management and Partners Fund LLC, except to the extent of their respective pecuniary interest therein. Mr. Draper is the President of Draper Associates, Inc., which is the general partner of Draper Associates, L.P. In this capacity, Mr. Draper has sole voting and investment power over the shares owned by this entity. Mr. Draper is managing member of JABE, LLC and has shared voting and investment power over the shares owned by this entity. Mr. Draper disclaims beneficial ownership of the shares held by Draper Associates, L.P. and JABE, LLC, except to the extent of his pecuniary interest therein. Mr. Fisher is a co-trustee of the Fisher Trust.

(12)
This information is based solely on a Schedule 13G filed on February 13, 2009 by Lord, Abbett & Co. LLC, which reported ownership as of December 31, 2008. Of the 1,457,380 shares of our common stock deemed beneficially owned, Lord, Abbett & Co. LLC reports sole voting power as to 1,421,678 shares and sole dispositive power as to all 1,457,380 shares.

(13)
This information is based solely on a Schedule 13G filed on February 10, 2009 by T. Rowe Price Associates, Inc., which reported ownership as of December 31, 2008. Of the 1,107,970 shares of our common stock deemed beneficially owned, T. Rowe Price Associates, Inc. reports sole voting power as to 94,522 shares and sole dispositive power as to all 1,107,970 shares.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2008 about the securities authorized for issuance under our equity compensation plans, consisting of our Amended and Restated 2003 Stock Option and Incentive Plan, or the 2003 Stock Plan, and our 2007 Employee, Director and Consultant Stock Plan, or the 2007 Stock Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	2,746,835	$13.88	2,085,375
Equity compensation plans not approved by security holders	—	—	—

Total	2,746,835	$13.88	2,085,375

(1)
Consists of shares of our common stock issuable under our 2007 Stock Plan. No awards of our common stock are available for issuance under our 2003 Stock Plan. On January 1, 2008, in accordance with the provisions of our 2007 Stock Plan, the number of shares available for issuance under our 2007 Stock Plan automatically increased by 520,000 shares.

PROPOSAL ONE—ELECTION OF DIRECTORS

        Our certificate of incorporation and bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of seven members, classified into three classes as follows: Richard Dieter and TJ Glauthier serve as Class II directors with a term ending at the 2009 annual meeting; David B. Brewster and Timothy G. Healy serve as Class III directors with a term ending at the 2010 annual meeting; and Adam Grosser, Arthur W. Coviello, Jr. and James L. Turner serve as Class I directors with a term ending at the 2011 annual meeting.

        Our board of directors, upon the recommendation of the nominating and governance committee, has voted to nominate each of Richard Dieter and TJ Glauthier for election to the board of directors as Class II directors at our 2009 annual meeting for a term of three years to serve until the 2012 annual meeting of stockholders, and until their respective successors have been elected and qualified.

        The nominees have indicated their willingness to continue to serve if elected. However, if one or both of the director nominees should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee or nominees designated by our board of directors. Our board of directors has no reason to believe that the nominees will be unable or unwilling to serve if elected. Shares represented by all proxies received by our board of directors and not marked as withholding authority to vote for any of the nominated Class II director nominees will be voted FOR the election of the Class II director nominees, unless a nominee is unable or unwilling to serve. A plurality of the shares present, in person or by proxy, and voted on the election of the directors is required to elect each of the nominees to our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW

        The following table sets forth each nominee to be elected at the 2009 annual meeting and each continuing director and, for each director whose term of office will extend beyond the 2009 annual meeting, the year such nominee or director was first elected as a director, the positions currently held by each nominee and each director with us, the year each nominee's or director's current term will expire and the current class of director of each nominee and each director.

Nominee's or Director's Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominee for Class II Director:
Richard Dieter 2007	Director	2009	II
TJ Glauthier 2007	Director	2009	II
Continuing Directors:
Timothy G. Healy 2003	Chairman of the Board and Chief Executive Officer	2010	III
David B. Brewster 2003	President and Director	2010	III
Adam Grosser 2005	Director	2011	I
Arthur W. Coviello, Jr. 2008	Director	2011	I
James L. Turner 2008	Director	2011	I

        No director is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth our directors, including the nominees to be elected at the annual meeting, and executive officers, their ages, and the positions currently held by each such person with us immediately prior to the annual meeting.

Name	Age	Position
Timothy G. Healy	40	Chairman of the Board and Chief Executive Officer
David B. Brewster	37	President and Director
David M. Samuels	46	Executive Vice President
Neal C. Isaacson	47	Chief Financial Officer and Treasurer
Darren P. Brady	45	Senior Vice President and Chief Operating Officer
Gregg M. Dixon	37	Senior Vice President of Sales and Business Development
Arthur W. Coviello, Jr.(1)	55	Director
Richard Dieter(1)(3)	65	Director
TJ Glauthier(1)(2)(3)	65	Director
Adam Grosser(2)(3)(4)	48	Director
James L. Turner(2)	49	Director

(1)
Member of the audit committee.

(2)
Member of the nominating and governance committee.

(3)
Member of the compensation committee.

(4)
Lead director.

        Timothy G. Healy has served as our Chairman of the Board and Chief Executive Officer since June 2003 and co-founded EnerNOC in 2001. During 2001, Mr. Healy worked in the Energy Technology Laboratory for Northern Power Systems, Inc. (now Distributed Energy Systems Corporation), a firm that integrates hundreds of distributed power systems and related equipment around the globe. Mr. Healy has also held positions with Merrill Lynch, International Fuel Cells (now UTC Fuel Cells, LLC), and Commonwealth Capital Ventures. He also co-founded Student Advantage, which went public in 1999. Mr. Healy holds a Bachelor of Arts in Government and Economics from Dartmouth College and an MBA from the Tuck School of Business at Dartmouth.

        David B. Brewster has served as a Director and as our President since June 2003 and served as our Chief Operating Officer from February 2007 to January 2008. Mr. Brewster co-founded EnerNOC in 2001. During 2001, Mr. Brewster worked at Beacon Power Corporation, a manufacturer of energy storage and power conversion technologies for the renewable energy and distributed generation markets. Mr. Brewster has also evaluated emerging energy technologies for Winslow Management Company, an environmentally focused investment management firm, and developed corporate strategies for SolarBank, a global capital fund for the financing of solar energy systems. Mr. Brewster holds a Bachelor of Arts from Wesleyan University, a Master of Environmental Management from Duke University and an MBA from the Tuck School of Business at Dartmouth.

        David M. Samuels has served as our Executive Vice President since February 2008 and, prior to that, served as our Senior Vice President of Strategic Development, General Counsel and Secretary from February 2007 to February 2008 and our Vice President of Strategic Development, General Counsel and Secretary from November 2006 to February 2007. From June 2005 to November 2006, Mr. Samuels served as Vice President of Corporate Development and General Counsel at ThingMagic, Inc., a radio frequency identification company. From 2000 to 2001, Mr. Samuels was a director of, and from March 2000 to September 2004 worked as Executive Vice President at,

Guardent, Inc., a security services company he co-founded, where he was responsible for strategic financings, mergers and acquisitions, general legal matters and human resources. Mr. Samuels holds a Bachelor of Arts in Economics from Brandeis University and a Juris Doctor from Northeastern University.

        Neal C. Isaacson has served as our Chief Financial Officer since February 2006 and our Treasurer since August 2007. Prior to that, Mr. Isaacson served as our Vice President of Finance from August 2005 to February 2006. From August 2004 to August 2005, Mr. Isaacson provided financial guidance and direction at Intrusic, Inc., a security technology firm. From August 2003 to August 2004, Mr. Isaacson served as the Chief Financial Officer of Ucentric Systems, Inc., a provider of home media networking software and video equipment, and from November 1995 to June 2001, he founded and served as the Chief Financial Officer and director of Cignal Global Communications, Inc., an international data and telecommunications company. Mr. Isaacson holds a degree in Accounting from the University of Massachusetts, is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and Massachusetts Society of Certified Public Accountants.

        Darren P. Brady has served as our Senior Vice President and Chief Operating Officer since January 2008. From October 2005 to January 2008, Mr. Brady served as the Senior Vice President of Customer Service and Information Technology and Chief Information Officer of Puget Sound Energy, or PSE, a utility located in the state of Washington. Prior to that, from February 2003 to October 2005, Mr. Brady served as Vice President of Customer Service at PSE, and from July 2002 to February 2003 he served as a Director and Assistant to the Chief Operating Officer. Mr. Brady received his A.B. in Political Science and Organizational Behavior & Management from Brown University and his MBA from the Anderson School of Management at UCLA.

        Gregg M. Dixon has served as our Senior Vice President of Sales and Business Development since July 2007 and, prior to that, served as our Senior Vice President of Marketing and Sales since February 2007 and our Vice President of Marketing and Sales from August 2004 to February 2007. From December 2001 to July 2004, Mr. Dixon served as Vice President of Marketing and Sales for Hess Microgen, a leading provider of commercial onsite cogeneration systems and services. From June 1995 to November 2001, Mr. Dixon was a Partner at Mercer Management Consulting, where he advised global Fortune 1000 technology, consumer products, and energy clients on customer and product strategy, economic choice analysis, and new business model development. Mr. Dixon holds degrees in Business Administration and Computer Science from Boston College and is a Certified Energy Manager.

        Arthur W. Coviello, Jr. has served as a Director since June 2008. Since September 2006, Mr. Coviello has served as Executive Vice President and President of RSA, the Security Division of EMC Corporation, a provider of information infrastructure systems, software and services. Prior to joining EMC Corporation, Mr. Coviello served as Chief Executive Officer of RSA Security Inc. from January 2000 to September 2006 and as acting Chief Financial Officer of RSA Security Inc. from December 2005 to May 2006. He served as President of RSA Security Inc. from March 1999 to September 2006. Mr. Coviello holds a Bachelor of Science in Accounting from the University of Massachusetts.

        Richard Dieter has served as a Director since April 2007. From September 1976 through August 2002, Mr. Dieter served as an Accounting and Audit Partner for Arthur Andersen LLP and since August 2002, Mr. Dieter has been working as a principal assisting Arthur Andersen LLP in the wind-down of its legacy public accounting business. From 1992 to 2001, Mr. Dieter served as chair of the AICPA-SEC International Task Force, and from 1997 to 2002, served as a member of the AICPA's Auditing Standards Board. Mr. Dieter currently serves on the board of directors of Picis, Inc., a privately-held provider of healthcare information solutions. Mr. Dieter holds a Bachelor of Science in

Business Administration from Boston University and a Master of Science in Accounting from the University of Massachusetts Amherst.

        TJ Glauthier has served as a Director since April 2007 and served on our Strategic Advisory Board from May 2005 until April 2007. Mr. Glauthier has served as President of TJG Energy Associates, LLC, a California based energy consulting firm since January 2005. From May 2001 to December 2004, Mr. Glauthier served as the Chief Executive Officer and President of the Electricity Innovation Institute, which was an affiliate of the Electric Power Research Institute. From 1999 to 2001, Mr. Glauthier served as the Deputy Secretary and Chief Operating Officer of the U.S. Department of Energy. From 1993 to 1998, Mr. Glauthier served as the Associate Director for Natural Resources Energy and Science at the U.S. Office of Management and Budget in the Executive Office of the President. Mr. Glauthier also serves on the boards of directors of Union Drilling, Inc., a NASDAQ-listed company, and EPV Solar, Inc., a privately-held company. Mr. Glauthier holds an A.B. in Mathematics from Claremont McKenna College and an MBA from Harvard Business School.

        Adam Grosser has served as a Director since January 2005 and as our Lead Director since May 2008. Mr. Grosser has served as a general partner of Foundation Capital, LLC, a venture capital firm, since September 2000. From December 1996 to December 1999, Mr. Grosser served as President of Excite@Home's Subscriber Networks Division. From November 1993 to October 1996, Mr. Grosser was a Founder, President and Chief Executive Officer of Catapult Entertainment. Mr. Grosser also serves on the boards of directors of the following privately-held companies: Atkino, Inc.; Conviva, Inc.; Hammerhead Systems, Inc.; Conro14 Inc.; Naverus, Inc.; SiBEAM, Inc.; Silver Spring Networks, Inc.; and Rohati, Inc. Mr. Grosser holds a Bachelor of Applied Science, a Master of Science and an MBA from Stanford University.

        James L. Turner has served as a Director since October 2008. Mr. Turner has served as Group Executive, President and Chief Operating Officer, U.S. Franchised Electric and Gas, of Duke Energy Corporation, or Duke Energy, since May 2007. From October 2006 to April 2007, he served as Group Executive and President, U.S. Franchised Electric and Gas, of Duke Energy. From April 2006, upon the merger of Duke Energy and Cinergy Corp., to September 2006, he served as Group Executive and Chief Commercial Officer, U.S. Franchised Electric and Gas, of Duke Energy. From August 2005 until the merger of Duke Energy and Cinergy Corp., Mr. Turner served as President of Cinergy Corp., an energy company; from September 2004 to August 2005 as Executive Vice President and Chief Financial Officer of Cinergy Corp.; and from December 2001 to September 2004 as Executive Vice President and Chief Executive Officer, Regulated Business Unit of Cinergy Corp. Mr. Turner holds a Bachelor of Science in Political Science from Ball State University and a Juris Doctor from Indiana University School of Law.

CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our current committee charters, policy on security holder communications with directors and corporate code of conduct and ethics described below are available in the "Corporate Governance" section of the "Investors" section of our website located at www.enernoc.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, c/o EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110.

Board Determination of Independence

        Under applicable NASDAQ Stock Market Marketplace rules, a director only will qualify as an "independent director" if, in the opinion of our board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board has determined that none of Arthur W. Coviello, Jr., Richard Dieter, TJ Glauthier, Adam Grosser or James L. Turner has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under NASDAQ Rule 4200(a)(15). In making such determination, our board considered relationships that each non-employee director has with our company, their beneficial ownership of our outstanding common stock and all other facts and circumstances our board deemed relevant in determining their independence.

        The independent directors have selected Mr. Grosser to serve as our Lead Director.

Executive Sessions of Independent Directors

        Executive sessions of our independent directors are generally held following each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors. The independent directors of the board of directors met in executive session three (3) times in 2008.

Board Meetings and Attendance

        The board of directors met ten (10) times during the fiscal year ended December 31, 2008, which we refer to as fiscal 2008, either in person or by teleconference, and took action by unanimous written consent four (4) times. Each director who served as a director during fiscal 2008 attended at least 75% of the aggregate of: (1) the total number of board meetings held during the period of fiscal 2008 that he served as a director and (2) the total number of meetings held by all board committees during the period of fiscal 2008 that he served as a member of such committees.

        The board of directors has adopted a policy under which each member of the board of directors is encouraged to attend each annual meeting of our stockholders. All of our then current directors attended our 2008 annual meeting of stockholders.

Committees of the Board of Directors

        The board of directors has the following standing committees: audit committee, compensation committee and nominating and governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. Each committee reviews the appropriateness of its charter at least annually and holds executive sessions as it deems appropriate. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

        Our board has determined that all of the members of each of our board's three standing committees are independent as defined under the NASDAQ Stock Market Marketplace rules, including, in the case of all members of our audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Audit Committee.    As described more fully in its charter, the audit committee has the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. Specifically, in fulfilling its role, the audit committee's responsibilities include:

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  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

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  coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

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  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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  pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

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  reviewing and approving all related person transactions; and

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  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns.

        From January 1, 2008 until May 9, 2008, the members of the audit committee were Messrs. Dieter and Glauthier and William D. Lese, a former member of our board of directors. From May 9, 2008, the date on which Mr. Lese's term as a director of EnerNOC expired, until June 25, 2008, the members of the audit committee were Messrs. Dieter, Glauthier and Grosser. Since June 25, 2008, the date on which Mr. Coviello was elected to our board of directors, the members of the audit committee have been, and continue to be, Messrs. Dieter, Glauthier and Coviello. The board of directors has elected Mr. Dieter as the chairman of the audit committee and has determined that he qualifies as an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K. The audit committee met eight (8) times during fiscal 2008, either in person or by teleconference.

        Compensation Committee.    Our compensation committee reviews and makes recommendations to our board of directors regarding our compensation policies, practices and procedures to ensure that the legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Specifically, the compensation committee's responsibilities include:

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  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

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  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending to the independent members of the board of directors the compensation of our chief executive officer;

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  annually reviewing and making recommendations to our board of directors with respect to the compensation of our directors and executive officers;

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  overseeing and administering our equity-based compensation and incentive plans; and

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  reviewing and recommending the Compensation Discussion and Analysis for inclusion in our proxy statements.

        The compensation committee may delegate authority to one or more subcommittees as it deems appropriate. The compensation committee has delegated to Timothy G. Healy, our chairman and chief executive officer, the authority to grant stock options and restricted stock awards under our 2007 Stock Plan to our non-executive employees and our consultants, based on a number of options and restricted stock awards within a range, and subject to certain other limitations, as previously approved by the board of directors.

        In June 2007, approximately one month after our initial public offering, which we refer to as our IPO, and upon recommendation by management, our compensation committee, pursuant to its authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive and director compensation, engaged DolmatConnell & Partners, or DolmatConnell, an outside compensation consulting firm, to conduct an analysis of our then current executive officer and director compensation. In February 2008, our compensation committee once again engaged DolmatConnell to conduct an annual review and analysis of our executive compensation program and long-term incentive plan for our executive officers. In connection with this review in February 2008, DolmatConnell provided a comprehensive report consisting of market data and analysis in making compensation recommendations, as more fully described below under the heading "Compensation Discussion and Analysis." Our chief executive officer preliminarily considered DolmatConnell's recommendations and then participated in presenting those recommendations to our compensation committee. Our chief executive officer did not participate in the presentation or decision making process with respect to his compensation.

        The processes and procedures followed by our compensation committee in considering and determining executive and director compensation for fiscal 2008 are described below under the heading "Compensation Discussion and Analysis." We expect that our compensation committee will continue to periodically engage DolmatConnell or another outside executive compensation consultant to provide advice and resources to our compensation committee.

        From January 1, 2008 until May 9, 2008, the members of the compensation committee were Messrs. Glauthier, Grosser and Lese. From May 9, 2008, the date on which Mr. Lese's term as a director of EnerNOC expired, until October 3, 2008, the members of the compensation committee were Messrs. Glauthier and Grosser. Since October 3, 2008, the members of the compensation committee have been, and continue to be, Messrs. Dieter, Glauthier and Grosser. Mr. Glauthier serves as the chairman of the compensation committee. The compensation committee met six (6) times, either in person or by teleconference, and took action by unanimous written consent one (1) time during fiscal 2008.

        Nominating and Governance Committee.    The nominating and governance committee's role is to make recommendations to the board of directors as to the size and composition of the board of directors and its committees, and to evaluate and make recommendations as to potential candidates. Specifically, the nominating and governance committee's responsibilities include:

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  developing and recommending to the board of directors criteria for board and committee membership;

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  establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

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  identifying individuals qualified to become board members;

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  recommending to the board of directors the persons to be nominated for election as directors and to each of the board's committees;

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  developing and recommending to the board of directors a corporate code of conduct and ethics and a set of corporate governance guidelines; and

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  overseeing the evaluation of the board of directors and management.

        The nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of the stockholders.

        From January 1, 2008 until October 3, 2008, the members of the nominating and governance committee of the board of directors were Messrs. Glauthier, Dieter and Grosser. Since October 3, 2008, the members of the nominating and governance committee have been, and continue to be, Messrs. Glauthier, Grosser and Turner. Mr. Glauthier serves as the chairman of the nominating and governance committee. The nominating and governance committee met four (4) times during fiscal 2008, either in person or by teleconference.

Compensation Committee Interlocks and Insider Participation

        From January 1, 2008 until May 9, 2008, the members of the compensation committee were Messrs. Glauthier, Grosser and Lese. From May 9, 2008, the date on which Mr. Lese's term as a director of EnerNOC expired, until October 3, 2008, the members of the compensation committee were Messrs. Glauthier and Grosser. Since October 3, 2008, the members of the compensation committee have been, and continue to be, Messrs. Dieter, Glauthier and Grosser. No member of the compensation committee was at any time during fiscal 2008 an officer or employee of EnerNOC (or any of its subsidiaries), or was formerly an officer of EnerNOC (or any of its subsidiaries). During fiscal 2008, no executive officer of EnerNOC served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of EnerNOC; (ii) a director of another entity, one of whose executive officers served on the compensation committee of EnerNOC; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of EnerNOC.

Director Nomination Process

        The process followed by our nominating and governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and governance committee and the board of directors. In addition, during fiscal 2008, the nominating and governance committee retained the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the board of directors slate of recommended director nominees, our nominating and governance committee applies the criteria identified in the nominating and governance committee's charter. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The nominating and governance committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

        In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2010 annual meeting of stockholders, it must comply with the procedures set forth in our restated bylaws and give timely notice of the nomination in writing to our secretary not less than 45 or more than 75 days prior to the first anniversary of the date on which we first mail our proxy statement relating to our 2009 annual meeting of stockholders. For each annual meeting, our nominating and governance committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least five percent of our common stock for at least one year. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the nominating and governance committee, it should submit the recommendation to the nominating and governance committee in writing, by mail, courier or personal delivery. A nominating recommendation must be accompanied by the following information concerning the recommending stockholder:

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  name, address and telephone number of the recommending stockholder;

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  number of EnerNOC shares owned by the recommending stockholder and the time period for which such shares have been held;

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  if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held. Alternatively, the stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the stockholder, together with a statement of the length of time that the shares have been held; and

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  a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of stockholders.

        The recommendation must also be accompanied by the following information concerning the proposed nominee:

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  the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act;

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  a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

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  a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding EnerNOC; and

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  the contact information of the proposed nominee.

        The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the board of directors and to the governance of EnerNOC and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of EnerNOC. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the nominating and governance committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

        For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, including the following threshold criteria:

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  candidates should possess the highest personal and professional standards of integrity and ethical values;

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  candidates must be committed to promoting and enhancing the long-term value of EnerNOC for its stockholders;

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  candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of EnerNOC;

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  candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

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  candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role; and

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  candidates must have, and be prepared to devote, adequate time to the board of directors and its committees.

Communicating with the Board of Directors

        Our board of directors encourages open, frank and candid communications with our stockholders to the extent permissible under our internal policies and applicable laws and regulations. Our board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The chairman of our audit committee, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 532-8104. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the board of directors at Attn: Security Holder Communications, Board of Directors, EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110. Communications should not exceed 500 words in length and must be accompanied by the following information:

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  a statement of the type and amount of the securities of EnerNOC that the person holds;

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  any special interest, meaning an interest not in the capacity as a stockholder of EnerNOC, that the person has in the subject matter of the communication; and

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  the address, telephone number and e-mail address, if any, of the person submitting the communication.

        Communications will be distributed to the board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. The following types of communications are not appropriate for delivery to directors under these procedures:

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  communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of ours, such as employees, members of the communities in which we operate our businesses, customers and suppliers, generally;

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  communications that advocate engaging in illegal activities;

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  communications that, under community standards, contain offensive, scurrilous or abusive content; and

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  communications that have no rational relevance to our business or operations.

Corporate Code of Conduct and Ethics

        We have adopted a "code of ethics," as defined by regulations promulgated under the Securities Act and the Exchange Act that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our corporate code of conduct and ethics is available in the "Corporate Governance" section of the "Investors" section of our website at www.enernoc.com. A copy of the corporate code of conduct and ethics may also be obtained, free of charge, from us upon a written request directed to: Investor Relations, c/o EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, Massachusetts 02110. We intend to disclose any amendment to or waiver of a provision of the corporate code of conduct and ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at www.enernoc.com and/or in our public filings with the SEC.

        For more corporate governance information, you are invited to access the "Corporate Governance" section of the "Investors" section of our website available at www.enernoc.com.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

        We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2008 of our chief executive officer and other executive officers included in the Summary Compensation Table on page 31. The chief executive officer and these other executive officers are referred to as our "named executives." We also describe actions regarding compensation taken before or after 2008 when it enhances the understanding of our executive compensation program.

Executive Compensation Program Objectives and Philosophy

        Our compensation program is designed to attract and retain qualified and talented executives, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. In particular, our compensation program is generally intended to reward the achievement of specified, predetermined goals and to align our executives' interests with those of our stockholders in order to attain the ultimate objective of increasing stockholder value. In determining our executive officer compensation, we consider generally available compensation data from companies in our industry that we believe are generally comparable to us in terms of size, market value and revenue, and against which we believe we compete for executive talent. This peer group of companies is reviewed by management and our compensation committee periodically. From time to time, we also engage outside executive compensation consultants to assist our compensation committee in its review of our compensation program and in implementing any changes or additions to our compensation mix.

        The compensation committee has approved a compensation philosophy which is intended to bring base salary amounts for our named executives in line with approximately the 50th percentile of the market consensus, which consists of the public companies in our peer group set forth below and compensation data provided by our outside executive compensation consultant, DolmatConnell, from a composite of published executive compensation surveys. We refer to both the data derived from this peer group and the compensation data derived from the composite of published executive compensation surveys as the 2008 DolmatConnell report. Our compensation committee has also approved a compensation philosophy which is intended to bring annual performance-based bonus amounts and long-term incentive compensation for our named executives in line with approximately the 75th percentile of the market consensus, based on the 2008 DolmatConnell report. The compensation committee believes that these percentiles are in line with investor expectations and that having a higher percentile for short-term and long-term performance will motivate management over the longer term.

Peer Group

        DolmatConnell compiled for us the data for a peer group of publicly-traded clean technology companies and power generation companies, which we refer to as our 2008 compensation peer group, of comparable size and industry. The companies comprising our 2008 compensation peer group were:

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  Advanced Analogic Technologies, Inc.

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  American Semiconductor Corp.

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  Badger Meter, Inc.

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  Comverge Inc.

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  Dionex Corp.

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  Echelon Corp.

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  Energy Conversion Devices, Inc.

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  ESCO Technologies, Inc.

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  Evergreen Solar, Inc.

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  Fuelcell Energy, Inc.

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  Itron, Inc.

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  Kadant, Inc.

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  Martek Biosciences Corp.

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  Powersecure International, Inc.

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  Vicor Corp.

        We believe that the practices of the 2008 compensation peer group provide us with appropriate compensation benchmarks, because the companies included in the 2008 compensation peer group are similar to us in industry, size, revenue and market value, and tend to compete with us for executives and other employees. The composition of our 2008 compensation peer group was different than the peer group that we used in evaluating our named executive compensation components for 2007. Specifically, our 2008 compensation peer group included publicly-traded companies in the clean technology industry, an industry that is more applicable to our company, whereas the 2007 compensation peer group included publicly-traded companies in the software and services industry. Both the 2008 and 2007 compensation peer groups included companies in the power generation industry. The difference in our 2008 compensation peer group as compared to our 2007 compensation peer group did not have a material impact on the target percentiles that we used to determine named executive compensation.

        Our compensation committee considered the 2008 DolmatConnell report, which allowed the committee to better understand where our named executives' compensation packages stood relative to other similarly situated executive officers in our 2008 compensation peer group, in making its executive compensation recommendations to our board of directors in February 2008. Specifically, in February 2008, based upon the recommendations of the compensation committee, our board of directors approved (i) increases to the annual base salaries of certain of our named executives, (ii) the targets for 2008 bonus amounts applicable to our named executives, and (iii) equity awards issued to certain of our named executives. The compensation committee recommended, and the board approved, these elements of compensation in order to bring base salary amounts in line with approximately the 50th percentile of the market consensus and to bring or maintain annual performance-based bonus amounts and long-term incentive compensation in line with approximately the 75th percentile of the market consensus.

Elements of Compensation

        The primary elements of our executive compensation program are:

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  base salary;

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  annual performance-based bonus awards;

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  long-term equity incentive awards, including stock options and restricted stock awards;

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  other benefits, such as medical and dental insurance, life and disability insurance and a 401(k) plan; and

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  severance and change of control payments.

        We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our compensation committee, after reviewing market and peer group information provided by DolmatConnell, subjectively recommends to our board what it believes to be an appropriate level and mix of various compensation components. In determining total compensation, we try to balance short-term cash compensation and long-term equity by offering reasonable base salaries and opportunities for growth through our equity incentive awards.

Determining and Setting Executive Compensation

        Utilizing the philosophy outlined above, our compensation committee reviews and recommends to our board of directors the structure of our executive compensation program, including appropriate target levels and performance measures, and administers our executive compensation program. This section discusses, in greater detail, the processes and procedures for the consideration and determination of executive compensation.

  Role of Our Executive Officers

        Our chief executive officer's role in the compensation process begins with the establishment of our other named executives' individual performance objectives against which the payment of the discretionary portion of their annual performance-based bonus awards will be measured. Our chief executive officer formulates each of our other named executive's annual individual performance objectives at the beginning of each fiscal year and orally communicates to them their respective objectives. The chief executive officer's role in the compensation process continues with his review of our other named executives, which generally occurs at the beginning of each year following the fiscal year of performance and includes an assessment of the completion of the named executive's prior year's performance objectives. With respect to each named executive, our chief executive officer elicits oral performance evaluations of that named executive from our other named executives. None of our named executives are allowed to evaluate themselves. Upon completion of these performance evaluations, our chief executive officer meets with each named executive and reviews his prior year's performance and completion of objectives. Our chief executive officer also considers any report prepared by DolmatConnell when evaluating the performance of our named executives. Our chief executive officer then provides comprehensive recommendations to our compensation committee for salary increases, based generally on the report prepared by DolmatConnell, and discretionary components of annual performance-based bonus awards for each of our named executives, based generally on their respective performance evaluations.

        Our chief executive officer does not participate in the review of, or decision making process with respect to, his own compensation. With respect to the compensation of our chief executive officer, David Samuels, our executive vice president, elicits oral performance evaluations regarding our chief executive officer from each of our other named executives. Upon completion of all performance evaluations, Mr. Samuels meets with our chief executive officer and communicates the results of these evaluations to him. Mr. Samuels then provides comprehensive recommendations to our compensation committee for the discretionary component of the annual performance-based bonus award for our chief executive officer based on the oral performance evaluations from each of our other named executives.

        Our executive officers do not have a role in the review of, or decision making process with respect to, any long-term equity incentive awards granted to our named executives, except for our chief executive officer, who provides input to our compensation committee with respect to any long-term equity incentive awards granted to our other named executives.

  Role of Our Compensation Committee and Board of Directors

        Our board of directors appoints the members of its compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive officer and director compensation programs. The goal of our compensation committee is to ensure that our compensation program is aligned with our business goals and objectives and that the total compensation paid to each of our executive officers is fair, reasonable and competitive. Our compensation committee periodically reviews and makes recommendations to our board of directors with respect to overall executive compensation determinations, including determinations regarding the compensation of our chief executive officer, as described below. Our compensation committee also reviews and makes recommendations to our board of directors regarding any long-term equity incentive awards granted to our executive officers, including our chief executive officer.

        Specifically, the compensation committee reviews and discusses the recommendations made by our chief executive officer for determining salary increases, if any, and discretionary components of annual performance-based bonus awards for our other named executives. Based on these recommendations, and after taking into account the relevant target percentiles upon which our compensation philosophy is based and the achievement of our predetermined corporate objectives for the prior fiscal year, the compensation committee ultimately makes recommendations to our board of directors for salary increases, if any, and annual performance-based bonus awards for each of our named executives other than our chief executive officer.

        With respect to determining any increase in base salary and the annual performance-based bonus award for our chief executive officer, the compensation committee considers the achievement of our predetermined corporate objectives and our overall performance for the prior fiscal year. The compensation committee also reviews and discusses the recommendations made by Mr. Samuels for the discretionary component of the annual performance-based bonus award for our chief executive officer. Based on these considerations and recommendations, and after taking into account the relevant target percentiles upon which our compensation philosophy is based, the compensation committee ultimately makes recommendations to our board of directors for determining any salary increase and the annual performance-based bonus award for our chief executive officer.

        Our board of directors considers and has final approval over the recommendations of the compensation committee regarding the compensation of our named executives, including our chief executive officer.

Base Salary

        Base salary is used to compensate our executive officers based on:

  •
  experience associated with the position;

  •
  level of responsibility;

  •
  skills;

  •
  knowledge;

  •
  the base salary level in prior years;

  •
  contributions in prior years; and

  •
  recommendations made by our chief executive officer (except for his own salary) and our outside executive compensation consultant.

The compensation committee does not assign relative weights or rankings to these factors, but instead makes a subjective determination based upon the consideration of all of these factors.

        We typically set base salaries for our named executives in our offer letter to the named executive at the outset of employment, except in the case of our chief executive officer and our president, both of whom entered into employment agreements with us at the outset of their employment, which have subsequently been amended. None of our named executives is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, from time to time in the discretion of our board of directors, following recommendations of our compensation committee and consistent with our executive compensation program objectives, we evaluate our named executives' base salaries, together with other components of compensation, for adjustment based on our assessment of their performance and compensation trends in our industry.

        In February 2008, the compensation committee recommended to our board, and our board approved, an increase in our chief executive officer's and our president's base salaries from $325,000 and $300,000 to $400,000 and $325,000, respectively. Our board also approved increases, based on the recommendation of our compensation committee, in the annual base salaries for Messrs. Isaacson and Dixon from $250,000 and $175,000 to $265,000 and $200,000, respectively. The compensation committee based the increases for Messrs. Healy, Brewster and Isaacson on the 2008 DolmatConnell report to bring the named executives base salaries up to the 50th percentile, as discussed above under "Executive Compensation Program Objectives and Philosophy." The compensation committee also considered each named executive's individual performance during 2007 in making its recommendation to increase their respective base salaries. Mr. Brady did not receive an increase in base salary in February 2008 because his employment with us commenced in January 2008, and the compensation committee determined that his base salary upon commencement was at the 50th percentile of market consensus. Mr. Dixon's base salary remained lower than the base salaries of our other named executives, and therefore below the 50th percentile of market consensus, because we continued to believe in the philosophy of providing our senior vice president of sales and business development with a smaller proportion of his total compensation in base salary and a higher portion in annual performance-based bonus so that his total compensation package is structured similarly to the sales force he oversees.

        In February 2009, our compensation committee, after factoring in the results of an annual review performed by DolmatConnell in early 2009 regarding our executive officer compensation program, recommended to our board, and our board approved, an increase in the base salary of Mr. Dixon from $200,000 to $235,000. Mr. Dixon's increase was the result of bringing his base salary closer to the 50th percentile of our current compensation peer group. None of our other named executives' base salaries were increased in February 2009 as the compensation committee determined that their respective base salaries were in line with the 50th percentile of our current compensation peer group.

Annual Performance-Based Bonus Awards

  Overview

        Currently, all employees, including named executives, are eligible for annual performance-based bonuses. We provide this opportunity as a way to attract and retain highly skilled and experienced employees and to motivate them to achieve corporate and individual objectives. The compensation committee recommends to our board, and our board approves, the specific amount of annual performance-based bonuses to be awarded to our named executives, including our chief executive officer and our president, based generally on the achievement of certain predetermined corporate and individual performance objectives. Specifically, a certain percentage of our named executives' annual performance-based bonuses is typically based on our achievement of certain predetermined financial targets for a given fiscal year, which targets are set forth in our budget, and the remaining percentage is discretionary based on the achievement of predetermined individual performance goals, except in the case of our chief executive officer, whose discretionary bonus amount is based on our overall success during a given fiscal year and his performance evaluations given by our other named executives. The discretionary bonus amount is recommended by our chief executive officer, except in the case of our chief executive officer, whose discretionary bonus amount is recommended by Mr. Samuels and our compensation committee. We believe achievement of these corporate and individual objectives will improve short-term operational financial results and long-term growth and stockholder value consistent with the interests of our stockholders. Annual performance-based bonuses generally are determined in February of each year following the fiscal year of performance as a means to reward more immediately annual performance.

  Performance Objectives

        At the beginning of fiscal 2008, our board approved specific company-related performance objectives upon which a portion of the bonuses of our named executives, including our chief executive officer and our president, for fiscal 2008 would be determined. The company-related objectives consisted of specified threshold levels of revenue, gross margin and EBITDA targets for fiscal 2008. Our board deemed these financial measurements as the best way to measure our corporate performance in fiscal 2008, and, if these measurements were achieved, that the likely result would be an increase in long-term stockholder value. The specific target levels of these financial measurements were determined with reference to target levels in our 2008 budget, which we used to manage our day to day business. The target levels established in our budget are sensitive financial information that, if publicly disclosed, could hinder our ability to effectively compete against our competitors, or put us at a significant competitive disadvantage in negotiations with third parties. The targets set forth in our budget were set at levels that represented an aggressive level of growth and financial performance with the intent that they would be difficult but achievable. Therefore, we expected that the targets could be frequently but not automatically achieved.

        In addition, during early 2008 our chief executive officer established each of our other named executive's individual goals for fiscal 2008, which are detailed below and which were designed to balance strategic and tactical objectives for the respective named executive. The individual goals were intended to be the result of a sustained focused effort on the part of each named executive, and we expected that, in normal circumstances, each named executive would achieve substantially all of his goals, and may overachieve a subset of those goals. The 2008 individual performance goals on which a portion of the 2008 annual bonuses were based for each named executive, except for our chief executive officer, are as follows:

        Mr. Brewster—expand our market share and enhance our thought leadership position through successful management of our marketing and regulatory affairs departments; recruit and retain talented personnel; and provide a significant contribution to our overall strategic planning.

        Mr. Isaacson—lead our strategic financial planning and cash management activities; provide oversight with respect to our compliance under the Sarbanes-Oxley Act of 2002; recruit and retain talented personnel; and provide a significant contribution to our overall strategic planning.

        Mr. Brady—deliver strong and consistent demand response event performance; achieve cost and efficiency metrics related to the enablement of commercial, institutional and industrial customer sites; lead efforts to enhance our existing software applications and develop, implement, and test new technology solutions; recruit and retain talented personnel; and provide a significant contribution to our overall strategic planning.

        Mr. Dixon—expand our utility and commercial, institutional and industrial customer relationships; achieve continued high-margin sales performance; hire and retain talented sales personnel; and provide a significant contribution to our overall strategic planning.

        Our chief executive officer did not have predetermined individual goals established during 2008.

  Annual Performance-Based Bonus Award Targets

        Annual performance-based bonus targets, which are generally set in the first quarter of each fiscal year, are recommended by our compensation committee and approved by our board as a percentage of each named executive's base salary. In February 2008 and based on the 2008 DolmatConnell report, our compensation committee recommended to our board, and our board approved, an increase to Mr. Dixon's 2008 target bonus amount from $200,000 to 115% of his base salary in order to bring Mr. Dixon's total cash compensation more in line with our other named executives, as well as to create more of an incentive for Mr. Dixon to achieve optimal sales results. The compensation committee did not recommend an increase in the target bonus amounts for our other named executives in February 2008 because the committee determined, based on the 2008 DolmatConnell report, that these bonus amounts were already at the 75th percentile of market consensus, as discussed above under "Executive Compensation Program Objectives and Philosophy." During 2008, Messrs. Healy and Brewster were eligible for annual performance-based bonus targets of 80% and 70%, respectively, of their respective base salaries, and each of Mr. Isaacson and Mr. Brady was eligible for an annual performance based bonus target of 50% of his respective base salary.

        The 2008 annual performance-based bonuses of each of our named executives were designed to be based 80% on the achievement of the company-related objectives and 20% on the achievement of their respective individual performance goals or, in the case of our chief executive officer, on our overall success during fiscal 2008 and his performance evaluations. The 20% portion of the annual performance-based bonus was intended to be discretionary, as described above. All of the bonus amounts for our named executives were capped at 150% of target, except with respect to Mr. Brewster and Mr. Dixon. Mr. Brewster's bonus amount was capped at 200% of target to reflect Mr. Brewster's role in overseeing Mr. Dixon for a certain period in fiscal 2008. Mr. Dixon's target amount was not capped because the compensation committee's philosophy was that, due to Mr. Dixon's position as our senior vice president of sales and business development, a higher proportion of his total compensation should be comprised of his annual performance-based bonus than in the case of our other named executives.

        Both corporate and individual performance objectives were required to be met to receive 100% of the annual bonus targets for each named executive. If both were not met, the compensation committee retained discretion to recommend less than 100% of the annual bonus targets or to refrain from recommending any bonus and if such goals were exceeded, the compensation committee retained discretion to recommend amounts in excess of the annual bonus targets up to the previously approved caps.

  Amounts of Annual Bonus Earned in 2008

        In February 2009, our compensation committee and our board met to determine the bonus payments for fiscal 2008 performance. Representatives of DolmatConnell were also present at this meeting. Our chief executive officer made recommendations to our compensation committee regarding the discretionary portion of our other named executives' 2008 bonus amounts based on his assessment of the achievement of their respective individual performance objectives. Mr. Samuels made recommendations to our compensation committee regarding the discretionary portion of our chief executive officer's 2008 bonus amount based on his assessment of our chief executive officer's performance evaluations given by our other named executives. The compensation committee considered these recommendations and also reviewed the achievement of our 2008 corporate objectives and, in the case of our chief executive officer, our overall performance in fiscal 2008, as further discussed above.

        For fiscal 2008, the compensation committee determined that we achieved less than 100% of our corporate objectives and that certain of our named executives achieved less than 100% of their respective individual performance objectives. After examining our financial results and evaluating the performance of each named executive, the compensation committee determined that the amounts of bonuses earned by Messrs. Healy, Brewster, Isaacson, Brady and Dixon for fiscal 2008 performance were as follows:

Name and Position	2008 Performance-Based Bonus Amount		2008 Performance-Based Bonus Amount as a Percentage of Base Salary
Timothy G. Healy	$300,000	(1)	75%
Chairman of the Board and Chief Executive Officer

David B. Brewster	$200,000	(1)	62%
President

Neal C. Isaacson	$100,000		38%
Chief Financial Officer

Darren P. Brady	$150,000		50%
Senior Vice President and Chief Operating Officer

Gregg M. Dixon	$210,000		105%
Senior Vice President of Sales and Business Development

(1)
The named executive received 100% of his 2008 bonus amount in shares of our common stock at a price per share of $11.09, which represented the closing price of our common stock as reported on The NASDAQ Global Market on February 12, 2009, the date of the meeting of our board of directors at which his bonus amount was approved.

        Total Compensation Comparison.    In fiscal 2008, performance-based bonus awards accounted for approximately 18.5% of total compensation for Mr. Healy, 13.5% on average for our other named executives excluding Mr. Dixon, and 23.2% for Mr. Dixon.

  2009 Executive Bonus Plan

        In February 2009, our compensation committee, after factoring in the results of the annual review performed by DolmatConnell in early 2009 regarding our executive officer compensation program, recommended to our board, and our board approved, our 2009 executive bonus plan, or the 2009 plan. Pursuant to the 2009 plan, the 2009 annual bonus amount for each named executive, which will be paid in early 2010, will generally be determined based upon the achievement of certain predetermined individual and corporate performance objectives. Specifically, each named executive's 2009 bonus amount will be weighted as follows: 80% will be based on our achievement of certain revenue, gross profit, net income (loss) and cash flow targets applicable to 2009, as set by our board, and 20% will be discretionary based on the achievement of individual performance goals, except in the case of our chief executive officer, whose discretionary bonus amount will be based on our overall success during 2009 and his performance evaluations given by our other named executives. The discretionary bonus amount will be recommended by our chief executive officer, except in the case of our chief executive officer, whose discretionary bonus amount will be recommended by Mr. Samuels and our compensation committee. In addition, the compensation committee also recommended to the board, and the board approved, the following target bonuses (as a percentage of base salary) for each named executive:

Name and Position	Target Bonus (% of Base Salary)
Timothy G. Healy	100%
Chairman of the Board and Chief Executive Officer

David B. Brewster	75%
President

Neal C. Isaacson	50%
Chief Financial Officer

Darren P. Brady	50%
Senior Vice President and Chief Operating Officer

Gregg M. Dixon	115%
Senior Vice President of Sales and Business Development

Long-term Equity Incentives

        In General.    We provide the opportunity for our named executives to earn long-term equity incentive awards. Long-term equity incentive awards provide our executives with the incentive to continue their employment with us for longer periods of time, which in turn, provides us with greater stability during our growth stage. These awards are also less costly to us in the short-term than cash compensation. In 2008, our long-term equity incentive program consisted of grants of stock options and restricted stock awards. Equity incentive awards are awarded based on various factors, including the responsibilities of the individual executive officer, his past performance, anticipated future contributions, prior equity incentive grants, including the vesting schedule of such prior grants, and the executive's total cash compensation. It is the intention of the compensation committee to award long-term equity incentives to executives on an annual basis, although more frequent awards may be made at the discretion of the compensation committee, such as in the case of promotions or to newly-hired executives.

        Stock Options.    Our stock option awards granted to named executives in 2008 were made under our 2007 Stock Plan by our compensation committee based on the factors described below under "2008 Equity Grants" as part of a broad-based grant of options to all of our executive employees intended to encourage an ownership culture among our employees. We granted all stock options to our named executives at exercise prices equal to the fair market value of our common stock, which is defined under the 2007 Stock Plan as the closing price of our common stock on The NASDAQ Global Market on the date of grant. All of these option grants are subject to a four year vesting schedule. We believe that these time-based vesting provisions reward longevity and the commitment of our named executives. We have not adopted stock ownership guidelines, and our stock compensation plans have provided the principal method for our named executives to acquire equity or equity-linked interests.

        Restricted Stock Awards.    The compensation committee believes that restricted stock awards serve as a long-term retention tool for our executive officers and are less dilutive than stock options since a lesser number of shares provide the same value as a greater number of stock options. Our restricted stock awards granted to named executives in 2008, which were issued under our 2007 Stock Plan, were made by our compensation committee based on the factors described below under "2008 Equity Grants" in order to provide an incentive for our named executives to continue their employment with us for a long period of time. All of these restricted stock awards are subject to a four year vesting schedule. We believe that these time-based vesting provisions reward longevity and the commitment of our named executives.

        2008 Equity Grants.    In February 2008, the compensation committee recommended that our board grant stock options and restricted stock awards to all of our named executives, except for Mr. Brady, whose employment with us commenced in January 2008 and who was granted stock options and restricted stock awards on his commencement date, in order to align our named executives' ownership interests with the long-term interests of our stockholders and to retain our named executives. In each case, our board approved the option grants and restricted stock awards recommended by the compensation committee. The compensation committee based these grants on the 2008 DolmatConnell report to bring the named executives' long-term incentive compensation up to the 75th percentile, as discussed above under "Executive Compensation Program Objectives and Philosophy." The 2008 DolmatConnell report recommended and we based our grants on a grant date dollar value of long-term equity awards that is then converted into share numbers using the Black-Scholes model, which is the option pricing model we have historically used in our financial statements to determine our equity compensation expense. The compensation committee recommended these grants, generally a mix of 60% of the equity award in stock options and 40% in restricted stock. The compensation committee continued to believe it was important to motivate our named executives using options which create value as the stock price of the company increases, but also believed that adding restricted stock grants would help as a retention tool if the stock price decreased due to market conditions. In addition, restricted stock results in the issuance of fewer shares, which the compensation committee believed was important because as a public company, we need to better manage our rate of issuance of equity awards to employees.

        Upon commencement of Mr. Brady's employment with us in January 2008, he was granted 15,000 shares of restricted stock and 100,000 options to purchase shares of our common stock by our board, based upon the recommendation of our compensation committee. In determining these amounts, our board and compensation committee considered similar grants made to newly-hired executive officers and the responsibilities that Mr. Brady would undertake as our senior vice president and chief operating officer. In addition and consistent with our overall executive compensation philosophy, these long-term equity incentive awards were designed to attract Mr. Brady to our company and to provide him with the incentive to continue his employment with us for a long period of time.

        Total Compensation Comparison.    In fiscal 2008, long-term equity incentive awards accounted for approximately 57.3% of total compensation for our chief executive officer and 56.9% on average for our other named executives.

  2009 Long-term Equity Incentives

        In February 2009, our compensation committee, after factoring in the results of the annual review performed by DolmatConnell in early 2009 regarding our executive officer compensation program, recommended to our board, and our board approved, a different valuation methodology applicable to any future long-term equity incentives awarded to our executive officers than we have traditionally used. Specifically, our board decided in early 2009 to move towards utilizing the "value transfer" model to assign grant date fair value to our long-term equity incentive awards, which model is especially relevant in a down economy. The value transfer model removes the effects of stock price fluctuations and presents long-term equity incentive awards as a percentage of a company's market capitalization. This model divides the sum of the Black-Scholes value of options plus the fair value of restricted shares by a company's market valuation.

        Also in February 2009, we began granting restricted stock units to our executive officers as part of our executive compensation program instead of restricted stock, as these awards are easier to administer.

Other Benefits

        Our named executives receive the same general health and welfare benefits as all of our other employees, including medical and dental insurance, life and disability insurance and the ability to participate in our 401(k) plan. We did not provide any personal benefits or perquisites to our named executives in fiscal 2008.

Severance and Change of Control Payments

        Following our IPO, we revised our executive employment arrangements. Our compensation committee negotiated the employment agreements with our chief executive officer and our president. Our chief executive officer negotiated the employment arrangements with our other named executives. The goal in negotiating these arrangements was to continue to secure and retain talented executives and to ensure stability and structure during our growth stage. The compensation committee negotiated the employment agreements with our chief executive officer and our president with these same goals in mind. We provide protections for our named executives by including severance and change of control provisions in their employment and severance agreements. We provide these protections in order to attract and retain highly skilled and experienced executive officers, as well as to align the interests of our executives with those of our stockholders.

        During 2007, certain changes were made to the change of control provisions and severance provisions of our named executives in order to remain at a competitive level that is commensurate with our size, industry and sustained performance. Our chief executive officer and our president, if terminated other than for cause, or if they terminate their own employment for good reason, receive severance payments equal to the monthly amount of their annual base salary and the monthly amount of their annual performance-based target bonus amount in effect on the date of such termination paid over 20 months. Under the same circumstances, our other named executives receive severance payments equal to 12 months of their annual base salary and their annual target bonus amount in effect on the date of such termination. We believe that the increased difficulty of finding comparable employment opportunities at the level of chief executive officer or president requires that companies provide longer terms for severance payments in order to attract and retain highly skilled and experienced individuals for these positions.

        In the event of a change of control, certain provisions of our named executives' arrangements allow for acceleration of equity awards in the event the named executive is terminated without cause or the executive terminates their employment for good reason. We refer to this type of arrangement as "double trigger" acceleration. The provisions of our named executives' incentive stock option agreements provide for accelerated vesting of a certain number of options in the event of a change of control in which we are valued at $75 million or greater. We believe that this combination of double and single trigger equity vesting acceleration mechanisms incentivize our named executives to achieve corporate and individual goals and rewards them for their part in increasing our value, while contemporaneously incentivizing them to maintain their employment after a friendly change of control.

        Our severance and change of control provisions for our named executives and the definitions of cause, good reason, and change of control are summarized below under "Potential Payments Upon Termination or Change of Control." Our analysis of our severance and change of control provisions indicates that they are standard and in the range of such terms for similarly situated named executives at other companies.

Executive Compensation

Summary Compensation Table

        The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2008, 2007 and 2006 to (1) our chief executive officer, (2) our chief financial officer and (3) our three most highly compensated executive officers, other than our chief executive officer and chief financial officer, who earned more than $100,000 during fiscal 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		Total ($)

Timothy G. Healy	2008	392,692	—		179,429	(3)	726,844	(4)	300,000	(5)	1,598,965
Chairman of the Board	2007	307,500	325,000	(6)	1,193,446		418,202		—		2,244,148
and Chief Executive Officer	2006	280,417	70,000		—		28,526		—		378,943

David B. Brewster	2008	324,038	—		132,645	(7)	605,278	(8)	200,000	(5)	1,261,961
President	2007	265,000	265,000	(6)	1,184,797		414,130		—		2,128,927
	2006	225,417	70,000		—		29,772		—		325,189

Neal C. Isaacson	2008	264,962	—		85,862	(9)	306,595	(10)	100,000		757,419
Chief Financial Officer	2007	225,000	200,000		64,211		188,498		—		677,709
	2006	165,000	50,000		—		13,898		—		228,898

Darren P. Brady(11)	2008	285,000	100,000	(12)	115,723	(13)	613,455	(14)	150,000		1,264,178
Senior Vice President and Chief Operating Officer

Gregg M. Dixon	2008	198,077	—		85,862	(15)	400,529	(16)	210,000		894,468
Senior Vice President of	2007	175,000	255,000	(6)	26,081		276,197		—		732,278
Sales and Business Development	2006	165,000	202,500		—		20,296		—		387,796

(1)
See Notes 1 and 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, or our 2008 Form 10-K, for details as to the assumptions used to determine the fair value of the stock awards and option awards. See also our discussion in our 2008 Form 10-K of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies and Use of Estimates—Stock-Based Compensation."

(2)
The amounts shown were paid to each of Messrs. Healy, Brewster, Isaacson, Brady and Dixon in February 2009 under our 2008 executive bonus plan.

(3)
Consists of $97,695 and $81,734, representing the compensation expense incurred by us in fiscal 2008 in connection with grants to Mr. Healy of 10,000 shares of restricted common stock on June 29, 2007, calculated using a $38.13 per share price, the fair market value of the common stock on such date, and 30,000 shares of restricted common stock on February 20, 2008, calculated using a $31.34 per share price, the fair market value of the common stock on such date.

(4)
Consists of $3,675, $357,910, $182,220 and $183,039, representing the compensation expense incurred by us in fiscal 2008 in connection with option grants to Mr. Healy to purchase 243,587 shares of common stock on January 11, 2005, 169,860 shares of common stock on December 7, 2006, 25,000 shares of common stock on June 29, 2007 and 44,000 shares of common stock on February 20, 2008.

(5)
The named executive received 100% of his 2008 performance-based bonus amount in shares of our common stock at a price per share of $11.09, which represented the closing price of our common stock as reported on The NASDAQ Global Market on February 12, 2009, the date of the meeting of our board of directors at which his bonus amount was approved.

(6)
The named executive received 100% of his 2007 bonus amount in shares of our common stock at a price per share of $31.34, which represented the closing price of our common stock as reported on The NASDAQ Global Market on February 20, 2008, the date of the compensation committee meeting. Such amount is not included in the "Stock Awards" column for 2008 compensation.

(7)
Consists of $78,156 and $54,489, representing the compensation expense incurred by us in fiscal 2008 in connection with grants to Mr. Brewster of 8,000 shares of restricted common stock on June 29, 2007, calculated using a $38.13 per share price, the fair market value of the common stock on such date, and 20,000 shares of restricted common stock on February 20, 2008, calculated using a $31.34 per share price, the fair market value of the common stock on such date.

(8)
Consists of $3,675, $7,322, $357,910, $7,212, $145,683 and $83,476, representing the compensation expense incurred by us in fiscal 2008 in connection with option grants to Mr. Brewster to purchase 243,587 shares of common stock on January 11, 2005, 19,817 shares of common stock on May 11, 2006, 169,860 shares of common stock on December 7, 2006, 4,246 shares of common stock on February 7, 2007, 20,000 shares of common stock on June 29, 2007 and 20,000 shares of common stock on February 20, 2008.

(9)
Consists of $58,617 and $27,245, representing the compensation expense incurred by us in fiscal 2008 in connection with grants to Mr. Isaacson of 6,000 shares of restricted common stock on June 29, 2007, calculated using a $38.13 per share price, the fair market value of the common stock on such date, and 10,000 shares of restricted common stock on February 20, 2008, calculated using a $31.34 per share price, the fair market value of the common stock on such date.

(10)
Consists of $1,163, $1,715, $157,478, $87,654 and $58,585, representing the compensation expense incurred by us in fiscal 2008 in connection with option grants to Mr. Isaacson to purchase 70,775 shares of common stock on August 1, 2005, 103,614 shares of common stock on September 15, 2006, 74,738 shares of common stock on December 7, 2006, 12,000 shares of common stock on June 29, 2007 and 14,000 shares of common stock on February 20, 2008.

(11)
Mr. Brady commenced employment as our senior vice president and chief operating officer effective January 22, 2008.

(12)
Represents a one-time signing bonus paid to Mr. Brady upon commencement of his employment.

(13)
Represents the compensation expense incurred by us in fiscal 2008 in connection with a grant to Mr. Brady of 15,000 shares of restricted common stock on January 22, 2008, calculated using a $34.01 per share price, the fair market value of the common stock on such date.

(14)
Represents the compensation expense incurred by us in fiscal 2008 in connection with an option grant to Mr. Brady to purchase 100,000 shares of common stock on January 22, 2008.

(15)
Consists of $58,617 and $27,245, representing the compensation expense incurred by us in fiscal 2008 in connection with a grant to Mr. Dixon of 6,000 shares of restricted common stock on June 29, 2007, calculated using a $38.13 per share price, the fair market value of the common stock on such date, and 10,000 shares of restricted common stock on February 20, 2008, calculated using a $31.34 per share price, the fair market value of the common stock on such date.

(16)
Consists of $331, $282, $5,726, $248,150, $87,455 and $58,585, representing the compensation expense incurred by us in fiscal 2008 in connection with option grants to Mr. Dixon to purchase 84,930 shares of common stock on September 15, 2004, 18,684 shares of common stock on January 11, 2005, 14,155 shares of common stock on September 7, 2006, 117,769 shares of common stock on December 7, 2006, 12,000 shares of common stock on June 29, 2007 and 14,000 shares of common stock on February 20, 2008.

 Grants of Plan-Based Awards

        The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during fiscal 2008 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	Target Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Timothy G. Healy	2/20/08	320,000	—	—	—	—
Chairman of the Board and	2/20/08	—	30,000	—	—	412,800
Chief Executive Officer	2/20/08	—	—	44,000	31.34	899,050

David B. Brewster	2/20/08	227,500	—	—	—	—
President	2/20/08	—	20,000	—	—	275,200
	2/20/08	—	—	20,000	31.34	408,659

Neal C. Isaacson	2/20/08	132,500	—	—	—	—
Chief Financial Officer	2/20/08	—	10,000	—	—	137,600
	2/20/08	—	—	14,000	31.34	286,061

Darren P. Brady	1/22/08	150,000	—	—	—	—
Senior Vice President and	1/22/08	—	15,000	—	—	510,150
Chief Operating Officer	1/22/08	—	—	100,000	34.01	2,539,966

Gregg M. Dixon	2/20/08	230,000	—	—	—	—
Senior Vice President of	2/20/08	—	10,000	—	—	137,600
Sales and Business	2/20/08	—	—	14,000	31.34	286,061
Development

(1)
Reflects the target award amounts under our 2008 executive bonus plan. For each of the named executives, the amounts shown above reflect target award amounts for the full fiscal year. The amounts actually paid to the named executives under the 2008 executive bonus plan are shown above in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

(2)
Our 2007 Stock Plan provides that the exercise price shall be determined by using the fair market value of our common stock, which is defined under the 2007 Stock Plan as the closing price of the our common stock on The NASDAQ Global Market on the grant date.

(3)
Amounts in this column represent the aggregate grant date fair value computed in accordance with Statement of Financial Accounting Standards No. 123(R), Share Based Payment. For a discussion of the assumptions underlying this valuation please see Notes 1 and 10 to our audited consolidated financial statements included in our 2008 Form 10-K.

Employment Agreements

        Timothy G. Healy.    Pursuant to Mr. Healy's amended and restated employment agreement dated August 10, 2007, as amended on February 21, 2008, in effect as of December 31, 2008, Mr. Healy is eligible to receive an annual base salary of $400,000 per year.

        David B. Brewster.    Pursuant to Mr. Brewster's amended and restated employment agreement dated August 10, 2007, as amended on February 21, 2008, in effect as of December 31, 2008, Mr. Brewster is eligible to receive an annual base salary of $325,000 per year.

2008 Executive Bonus Plan

        In February 2008, our compensation committee recommended to our board, and our board approved, our 2008 executive bonus plan, or the 2008 bonus plan. Pursuant to the 2008 bonus plan, each named executive's 2008 bonus amount would be determined based upon the achievement of certain predetermined individual and corporate performance objectives. Specifically, each named executive's 2008 bonus amount would be weighted as follows: 80% would be based on our achievement of certain revenue, gross margin and EBITDA targets for fiscal 2008, and 20% would be discretionary based on the achievement of individual performance goals, except for our chief executive officer, whose discretionary portion of his 2008 annual bonus would be based on our overall performance for fiscal 2008 and his performance evaluations given by our other named executives. The discretionary bonus amount would be recommended by our chief executive officer, except in the case of our chief executive officer, whose discretionary bonus amount would be recommended by Mr. Samuels and the compensation committee. The bonuses were to be paid within 90 days of the determination of the bonus amounts.

        In addition, the compensation committee also recommended to the board, and the board approved, the following 2008 target bonuses (as a percentage of base salary) for each named executive:

Name and Position	2008 Target Bonus (% of Base Salary)

Timothy G. Healy	80%
Chairman of the Board and Chief Executive Officer

David B. Brewster	70%
President

Neal C. Isaacson	50%
Chief Financial Officer

Darren P. Brady	50%
Senior Vice President and Chief Operating Officer

Gregg M. Dixon	115%
Senior Vice President of Sales and Business Development

Fiscal 2008 Equity Awards

        All of the stock option awards disclosed in the Grants of Plan-Based Awards table were issued under the 2007 Stock Plan and were granted with an exercise price per share equal to the fair market value of our common stock, which is defined under the 2007 Stock Plan as the closing price of our common stock on The NASDAQ Global Market on the date of grant. Subject to the terms of the 2007 Stock Plan and the option agreements issued in connection with these grants, all of the options granted in fiscal 2008 vest as to 25% of the shares on the first anniversary of the grant date and as to an additional 2.08% of the shares per month thereafter. Some of our stock option awards may vest upon certain changes of control and others may vest upon a termination following a change of control as discussed below under "Potential Payments Upon Termination or Change of Control."

        All of the restricted stock awards disclosed in the Grants of Plan-Based Awards table were issued under the 2007 Stock Plan. Subject to the terms of the 2007 Stock Plan and the restricted stock agreements issued in connection with these grants, all of the restricted stock awards granted in 2008 vest as to 25% of the shares on the first anniversary of the grant date and as to an additional 2.08% of the shares per month thereafter, with the following exception. On January 22, 2008, Mr. Brady was granted 15,000 shares of restricted stock that vests as to 50% on the first anniversary of the grant date and as to an additional 1.39% of the shares per month thereafter. Some of our restricted stock awards may vest upon certain changes of control and others may vest upon a termination following a change of control as discussed below under "Potential Payments Upon Termination or Change of Control."

 Outstanding Equity Awards At Fiscal Year-End

        The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of fiscal 2008, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options, Exercisable (#)	Number of Securities Underlying Unexercised Options, Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(1)

Timothy G. Healy	10,150	5,065	(2)	0.35	1/11/15
Chairman of the Board and	7,078	84,927	(3)	0.51	12/7/16
Chief Executive Officer	9,378	15,622	(4)	38.13	6/29/17
	—	44,000	(5)	31.34	2/20/14
						6,250	(6)	46,500
						30,000	(7)	223,200

David B. Brewster	5,075	5,065	(2)	0.35	1/11/15
President	413	7,015	(8)	0.51	5/11/16
	3,539	84,927	(3)	0.51	12/7/16
	617	2,303	(9)	7.54	2/7/17
	7,499	12,501	(4)	38.13	6/29/17
	—	20,000	(5)	31.34	2/20/14
						5,000	(6)	37,200
						20,000	(7)	148,800

Neal C. Isaacson	8,847	11,796	(10)	0.35	8/1/15
Chief Financial Officer	12,963	17,258	(11)	0.35	9/15/15
	9,342	37,370	(3)	0.51	12/7/16
	4,508	7,492	(4)	38.13	6/29/17
	—	14,000	(5)	31.34	2/20/14
						3,750	(6)	27,900
						10,000	(7)	74,400

Darren P. Brady	—	100,000	(12)	34.01	1/22/18
Senior Vice President and Chief Operating Officer
						15,000	(13)	111,600

Gregg M. Dixon	1,770	—	(14)	0.17	9/15/14
Senior Vice President of Sales	1,943	393	(15)	0.35	1/11/15
and Business Development	1,477	5,601	(16)	0.51	9/7/16
	12,275	58,878	(3)	0.51	12/7/16
	4,501	7,499	(4)	38.13	6/29/17
	—	14,000	(5)	31.34	2/20/14
						3,750	(6)	27,900
						10,000	(7)	74,400

(1)
Assumes a price per share of our common stock of $7.44, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2008.

(2)
This option vested as to 5,074 shares on January 1, 2007 and as to an additional 5,074 shares on the first day of each calendar month thereafter.

(3)
This option vested as to 25% of the shares on December 7, 2007 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

(4)
This option vested as to 25% of the shares on June 29, 2008 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

(5)
This option vested as to 25% of the shares on February 20, 2009 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

(6)
This restricted stock is subject to our lapsing repurchase right, which lapsed as to 25% of the shares on June 29, 2008 and as to an additional 2.08% of the shares per month thereafter.

(7)
This restricted stock is subject to our lapsing repurchase right, which lapsed as to 25% of the shares on February 20, 2009 and as to an additional 2.08% of the shares per month thereafter.

(8)
This option vested as to 25% of the shares on May 11, 2007 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

(9)
This option vested as to 25% of the shares on February 7, 2008 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

(10)
This option vested as to 2,158 shares on January 1, 2007 and as to an additional 2,158 shares on the first day of each calendar month thereafter.

(11)
This option vested as to 1,475 shares on January 1, 2007 and as to an additional 1,475 shares on the first day of each calendar month thereafter.

(12)
This option vested as to 25% of the shares on January 22, 2009 and as to an additional 2.08% of the shares on the first day of each calendar month thereafter.

(13)
This restricted stock is subject to our lapsing repurchase right, which lapsed as to 50% of the shares on January 22, 2009 and as to an additional 1.39% of the shares per month thereafter.

(14)
This option vested as to 1,769 shares on January 1, 2007 and as to an additional 1,769 shares on the first day of each calendar month thereafter.

(15)
This option vested as to 388 shares on January 1, 2007 and as to an additional 388 shares on the first day of each calendar month thereafter.

(16)
This option vested as to 3,538 shares on July 1, 2007 and as to an additional 295 shares on the first day of each calendar month thereafter.

 Option Exercises and Stock Vested

        The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during fiscal 2008. The value realized per share for options is based on the difference between the exercise price and the fair market value of the shares of common stock at the time the options were exercised. The value realized on vesting of restricted stock awards is based on the fair market value of the shares on the vesting date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)

Timothy G. Healy	159,060	504,214	3,750	56,707
Chairman of the Board and Chief Executive Officer

David B. Brewster	196,609	2,232,743	3,000	45,364
President

Neal C. Isaacson	57,091	1,786,703	2,250	34,024
Chief Financial Officer

Darren P. Brady	—	—	—	—
Senior Vice President and Chief Operating Officer

Gregg M. Dixon	64,980	810,819	2,250	34,024
Senior Vice President of Sales and Business Development

(1)
Amounts shown in this column do not necessarily represent the actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares were not sold on exercise but continue to be held by the named executive exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2)
The value realized is calculated by multiplying the number of vested shares times the closing price of our common stock on The NASDAQ Global Market on the applicable vesting date.

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

        We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

        We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive assuming that certain termination or change of control events occur. The tables assume that each event occurred on December 31, 2008, the last day of fiscal 2008, and reflects salaries and bonuses payable on that date. For purposes of the tables below, we have assumed a price per share of our common stock of $7.44, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2008.

Termination of Employment and Change of Control Arrangements

  Timothy G. Healy, Chairman of the Board and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater

Base Salary	$ 666,667	(1)	$0

Performance-based Target Bonus	$ 533,333	(2)	$0

Acceleration of Vesting of Equity	N/A		100% of all unvested equity awards

Number of Stock Options and Value upon Termination(3)	N/A		149,614 shares $1,113,128

Number of Shares of Vested Stock Received and Value upon Termination(3)	N/A		36,250 shares $269,700

Post-Term Benefits	$19,212		N/A

Total:	$1,219,212		$1,382,828

(1)
Amount equals 20 months of annual base salary.

(2)
Amount equals 20 months of annual performance-based target bonus.

(3)
Assumes a price per share of our common stock of $7.44, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2008.

        Pursuant to our amended and restated employment agreement, as amended, with Mr. Healy in effect on December 31, 2008, which we refer to as the Healy agreement, if Mr. Healy's employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the Healy agreement, if Mr. Healy's employment is terminated by us without cause or by Mr. Healy for good reason, we are required to pay him over 20 months an amount equal to the monthly amount of his annual base salary and the monthly amount of his annual performance-based target bonus amount in effect on the date of such termination. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Healy was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Healy under any insurance plans, we are required to pay Mr. Healy such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. In addition, pursuant to the Healy agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Healy's unvested equity awards shall become immediately vested and exercisable.

        Under the Healy agreement, good reason means: (i) a substantial reduction in Mr. Healy's then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Healy's title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the Healy agreement, without his consent. Under the Healy agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Healy's duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Healy of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Healy's breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Healy's conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

        Under the Healy agreement, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

  David B. Brewster, President

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater

Base Salary	$541,667	(1)	$0

Performance-based Target Bonus	$379,167	(2)	$0

Acceleration of Vesting of Equity	N/A		100% of all unvested equity awards

Number of Stock Options and Value upon Termination(3)	N/A		131,811 shares $980,674

Number of Shares of Vested Stock Received and Value upon Termination(3)	N/A		25,000 shares $186,000

Post-Term Benefits	$22,526		N/A

Total:	$943,360		$1,166,674

(1)
Amount equals 20 months of annual base salary.

(2)
Amount equals 20 months of annual performance-based target bonus.

(3)
Assumes a price per share of our common stock of $7.44, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2008.

        Pursuant to our amended and restated employment agreement, as amended, with Mr. Brewster in effect on December 31, 2008, which we refer to as the Brewster agreement, if Mr. Brewster's employment is terminated, he is entitled to payment of his accrued but unpaid base salary, an amount equal to the value of his accrued unused vacation days, and reimbursement of any expenses he properly incurred on behalf of us prior to termination. Also pursuant to the Brewster agreement, if Mr. Brewster's employment is terminated by us without cause or by Mr. Brewster for good reason, we are required to pay him over 20 months an amount equal to the monthly amount of his annual base salary and the monthly amount of his annual performance-based target bonus amount in effect on the date of such termination. Upon such a termination, and for a period of 20 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Brewster was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Brewster under any insurance plans, we are required to pay Mr. Brewster such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. Pursuant to the Brewster agreement, in the event of a change of control in which we are valued at $75 million or greater, 100% of Mr. Brewster's unvested equity awards shall become immediately vested and exercisable.

        Under the Brewster agreement, good reason means: (i) a substantial reduction in Mr. Brewster's then current base salary, without his consent, or (ii) material and continuing diminution of Mr. Brewster's title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the Brewster agreement, without his consent. Under the Brewster agreement, cause means: (i) willful failure to perform, or gross negligence in the performance of, Mr. Brewster's duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by Mr. Brewster of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) Mr. Brewster's breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) Mr. Brewster's conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

        Under the Brewster agreement, a change of control means (i) the sale of all or substantially all of our assets or issued and outstanding capital stock; or (ii) our merger or consolidation in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

  Neal C. Isaacson, Chief Financial Officer

	Termination		Change of Control

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason

Base Salary	$265,000	(1)	$0	$265,000(1)

Performance-based Target Bonus	$132,500	(2)	$0	$132,500(2)

Acceleration of Vesting of Equity	N/A		Immediate vesting of equity awards that would otherwise vest in the six months following change in control	Immediate vesting of 100% of all equity awards

Number of Stock Options and Value upon Termination(3)	N/A		37,315 shares $277,624	87,916 shares $654,095

Number of Shares of Vested Stock Received and Value upon Termination(3)	N/A		4,083 shares $30,378	13,750 shares $102,300

Post-Term Benefits	$11,267		N/A	$11,267

Total:	$408,767		$308,002	$1,165,162

(1)
Amount equals 12 months of annual base salary.

(2)
Amount equals the annual performance-based target bonus.

(3)
Assumes a price per share of our common stock of $7.44, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2008.

        Pursuant to our severance agreement, as amended, with Mr. Isaacson in effect on December 31, 2008, which we refer to as the Isaacson agreement, if Mr. Isaacson's employment is terminated by us without cause or by Mr. Isaacson for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary in 12 equal monthly installments and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of 12 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Isaacson was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Isaacson under any insurance plans, we are required to pay Mr. Isaacson such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. If Mr. Isaacson's employment is terminated by us without cause or by Mr. Isaacson for good reason following a change of control, the number of equity awards equal to 100% of the total equity awards granted to Mr. Isaacson shall become immediately vested and exercisable. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Isaacson's unvested equity awards shall be accelerated by six months, subject to the further acceleration provisions of the Isaacson agreement.

  Darren P. Brady, Senior Vice President and Chief Operating Officer

	Termination		Change of Control

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason

Base Salary	$300,000	(1)	$0	$300,000(1)

Performance-based Target Bonus	$150,000	(2)	$0	$150,000(2)

Acceleration of Vesting of Equity	N/A		Immediate vesting of equity awards that would otherwise vest in the six months following change in control	Immediate vesting of 100% of all equity awards

Number of Stock Options and Value upon Termination(3)	N/A		32,722 shares $243,452	100,000 shares $744,000

Number of Shares of Vested Stock Received and Value upon Termination(3)	N/A		8,542 shares $63,552	15,000 shares $111,600

Post-Term Benefits	$13,516		N/A	$13,516

Total:	$463,516		$307,004	$1,319,116

(1)
Amount equals 12 months of annual base salary.

(2)
Amount equals the annual performance-based target bonus.

(3)
Assumes a price per share of our common stock of $7.44, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2008.

        Pursuant to our severance agreement with Mr. Brady in effect on December 31, 2008, which we refer to as the Brady agreement, if Mr. Brady's employment is terminated by us without cause or by Mr. Brady for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary in 12 equal monthly installments and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of 12 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Brady was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Brady under any insurance plans, we are required to pay Mr. Brady such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. If Mr. Brady's employment is terminated by us without cause or by Mr. Brady for good reason following a change of control, the number of equity awards equal to 100% of the unvested equity awards granted to Mr. Brady shall become immediately vested and exercisable. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Brady's unvested equity awards shall be accelerated by six months, subject to the further acceleration provisions of the Brady agreement.

  Gregg M. Dixon, Senior Vice President of Sales and Business Development

	Termination		Change of Control

Executive Benefits and Payments Upon Termination	Termination by the Company Without Cause or by Employee for Good Reason		Change of Control and EnerNOC Valued at $75 Million or Greater	Change of Control and Termination by the Company Without Cause or by Employee for Good Reason

Base Salary	$200,000	(1)	$0	$200,000(1)

Performance-based Target Bonus	$230,000	(2)	$0	$230,000(2)

Acceleration of Vesting of Equity	N/A		Immediate vesting of equity awards that would otherwise vest in the six months following change in control	Immediate vesting of 100% of all equity awards

Number of Stock Options and Value upon Termination(3)	N/A		23,053 shares $171,514	86,764 shares $645,524

Number of Shares of Vested Stock Received and Value upon Termination(3)	N/A		4,083 shares $30,378	16,000 shares $119,040

Post-Term Benefits	$12,486		N/A	$12,486

Total:	$442,486		$201,892	$1,207,050

(1)
Amount equals 12 months of annual base salary.

(2)
Amount equals the annual performance-based target bonus.

(3)
Assumes a price per share of our common stock of $7.44, which represents the closing price of our common stock on The NASDAQ Global Market on December 31, 2008.

        Pursuant to our severance agreement, as amended, with Mr. Dixon in effect on December 31, 2008, which we refer to as the Dixon agreement, if Mr. Dixon's employment is terminated by us without cause or by Mr. Dixon for good reason, we are required to pay him an amount equal to 100% of his then-current annual base salary in 12 equal monthly installments and his annual performance-based target bonus in effect on the date of termination, as well as all accrued but unpaid base salary, vacation pay, and reasonable and necessary expenses incurred on behalf of us prior to the termination date. Upon such a termination, and for a period of 12 months following the termination date, we are also required to maintain, on the same terms, any benefits that Mr. Dixon was receiving from us as of the termination date. If it is not permissible for us to continue coverage of Mr. Dixon under any insurance plans, we are required to pay Mr. Dixon such amount, net of state and federal income taxes, as will be sufficient for him to obtain such insurance coverage on an individual basis. If Mr. Dixon's employment is terminated by us without cause or by Mr. Dixon for good reason following a change of control, the number of equity awards equal to 100% of the unvested equity awards granted to Mr. Dixon shall become immediately vested and exercisable. In the event of a change of control in which we are valued at $75 million or greater, the vesting schedule for all of Mr. Dixon's unvested equity awards shall be accelerated by six months, subject to the further acceleration provisions of the Dixon agreement.

        Under our severance agreements with Messrs. Isaacson, Brady and Dixon, good reason includes (i) a substantial reduction in the named executive's then current base salary, without the named executive's consent; or (ii) material and continuing diminution of the named executive's title, responsibilities, duties and authority in our operation and management as compared to such title, responsibilities, duties and authority on the effective date of the respective severance agreement without the named executive's consent. Under the severance agreements, cause includes: (i) willful failure to perform, or gross negligence in the performance of, the named executive's duties for us or any of our affiliates, after written notice and an opportunity to cure; (ii) knowing and material breach by the named executive of any obligation to us or any of our affiliates with respect to confidential information, non-competition, non-solicitation or the like; (iii) the named executive's breach of fiduciary duty, fraud, embezzlement or other material dishonesty with respect to us or any of our affiliates; or (iv) the named executive's conviction of, or plea of nolo contendere to, a felony, other than felonies vehicular in nature, or any other crime involving moral turpitude.

        Under our severance agreements with Messrs. Isaacson, Brady and Dixon, change of control includes (i) the sale of all or substantially all of our assets or our issued and outstanding capital stock; or (ii) merger or consolidation involving us in which our stockholders immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than 50% in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.

Non-Employee Director Compensation

        The following table shows the total compensation paid or accrued during fiscal 2008 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)

Arthur W. Coviello, Jr.(2)(3)	24,000	311,679	(4)	335,679

Richard Dieter(5)	64,250	109,194	(6)	173,444

TJ Glauthier(7)	73,000	109,194	(8)	182,194

Adam Grosser	—	—		—

William D. Lese(9)	—	—		—

James L. Turner(10)(11)	10,250	297,817	(12)	308,067

(1)
See Notes 1 and 10 to our audited consolidated financial statements included in our 2008 Form 10-K for details as to the assumptions used to determine the fair value of the option awards. See also our discussion in our 2008 Form 10-K of stock-based compensation under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies and Use of Estimates—Stock-Based Compensation."

(2)
Mr. Coviello was elected to our board of directors and our audit committee on June 25, 2008.

(3)
On June 25, 2008, Mr. Coviello was granted an option to purchase 22,207 shares of our common stock, the grant date fair value of which was $311,679. As of December 31, 2008, the last day of our fiscal year, Mr. Coviello held options to purchase 22,207 shares of our common stock, all of which were vested.

(4)
Represents the compensation expense incurred by us in fiscal 2008 in connection with a grant to Mr. Coviello of 22,207 shares of common stock on June 25, 2008.

(5)
On May 9, 2008, Mr. Dieter was granted options to purchase 5,662 shares of our common stock, the grant date fair value of which was $66,684. On August 27, 2008, Mr. Dieter was granted options to purchase 3,629 shares of our common stock, the grant date fair value of which was $42,510. As of December 31, 2008, the last day of fiscal 2008, Mr. Dieter held options to purchase 23,446 shares of common stock, all of which were vested.

(6)
Consists of $66,684 and $42,510, representing the compensation expense incurred by us in fiscal 2008 in connection with a grant to Mr. Dieter of 5,662 shares of our common stock on May 9, 2008 and 3,629 shares of our common stock on August 27, 2008.

(7)
On May 9, 2008, Mr. Glauthier was granted options to purchase 5,662 shares of our common stock, the grant date fair value of which was $66,684. On August 27, 2008, Mr. Glauthier was granted options to purchase 3,629 shares of our common stock, the grant date fair value of which was $42,510. As of December 31, 2008, the last day of fiscal 2008, Mr. Glauthier held options to purchase 17,784 shares of common stock, all of which were vested.

(8)
Consists of $66,684 and $42,510, representing the compensation expense incurred by us in fiscal 2008 in connection with grants to Mr. Glauthier of 5,662 shares of our common stock on May 9, 2008 and 3,629 shares of our common stock on August 27, 2008.

(9)
Mr. Lese's term as a member of our board of directors expired on May 9, 2008.

(10)
Mr. Turner was elected to our board of directors and our nominating and governance committee on October 3, 2008.

(11)
On October 3, 2008, Mr. Turner was granted an option to purchase 45,811 shares of our common stock, the grant date fair value of which was $297,817. As of December 31, 2008, the last day of fiscal 2008, Mr. Turner held options to purchase 45,811 shares of our common stock, all of which were vested.

(12)
Represents the compensation expense incurred by us in fiscal 2008 in connection with a grant to Mr. Turner of 45,811 shares of common stock on October 3, 2008.

  2008 Non-Employee Director Compensation Policy

        The following is a description of our non-employee director compensation policy that was in effect during fiscal 2008 under which our non-employee directors were compensated for their service as directors, including as members of the various committees of our board of directors.

        We have reimbursed and will continue to reimburse our non-employee directors who are affiliated with our principal stockholders for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors.

        In June 2007, we requested that DolmatConnell conduct an analysis of our then current director compensation. This study was initiated in order for the compensation committee to better understand where our director compensation program stood relative to other similarly situated directors at public companies within a peer group of software and services companies and power generation companies created by DolmatConnell. DolmatConnell used its compensation database and created a comprehensive report, which it presented to the compensation committee. At a meeting held in October 2007, the compensation committee, based on DolmatConnell's report, recommended to our board, and our board approved, a new non-employee director compensation policy, effective as of December 2007.

        Pursuant to this policy and upon his or her initial appointment to our board, each non-employee director who is not associated with our principal stockholders receives a fully vested non-qualified stock option to purchase such number of shares of our common stock equal to the quotient of $330,000 divided by the Black-Scholes value of a share of our common stock on the date of grant. Each such stock option will terminate on the earlier of ten years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director's death or disability. The exercise price of these options is equal to the fair market value of our common stock on the date of grant.

        Under this policy, each non-employee director who is not associated with our principal stockholders will be compensated on an annual basis for providing services to us and will receive each year he or she is in office:

  •
  a fully vested non-qualified stock option to purchase such number of shares of our common stock equal to the quotient of $120,000 divided by the Black-Scholes value of a share of our common stock on the date of grant. Each such stock option will terminate on the earlier of ten years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director's death or disability. The exercise price of these options will be equal to the fair market value of our common stock on the date of grant;

  •
  a $30,000 annual cash retainer paid in quarterly installments; and

  •
  a fee of $1,000 for each board meeting attended in person and a fee of $500 for each board meeting attended by telephone or by other means of communication.

        In addition, the chairman and members of our audit, compensation and nominating and governance committees who are not employees and not associated with our principal stockholders will receive annual fees payable in quarterly installments as follows:

  Audit Committee: Chairman—$20,000        Other Members—$10,000

  Compensation Committee: Chairman—$15,000        Other Members—$7,500

  Nominating and Governance Committee: Chairman—$10,000        Other Members—$5,000.

2009 Stock Option Exchange

        On January 21, 2009, we completed an exchange offer with respect to certain outstanding options to purchase shares of our common stock that had exercise prices that were equal to or greater than $12.00 per share held by certain of our employees, including our executive officers, and directors, which we refer to as the exchange offer. The number of shares represented by each new option grant was determined using an exchange ratio designed to result in the fair value, for accounting purposes, of the new option grant at the time the new option was granted being equal to the fair value of the eligible option grant tendered for exchange at the time immediately prior to the eligible option grant being cancelled. In substantially all cases, the new option grant represented the right to purchase fewer shares than the eligible option grant tendered for exchange, and in no event did the new option grant represent the right to purchase more shares than the eligible option grant tendered for exchange.

        Options were exchanged in the exchange offer by certain of our named executives and directors as follows:

        Mr. Isaacson exchanged options to purchase 26,000 shares of our common stock, representing all of his options eligible for exchange, for options to purchase 17,603 shares of our common stock.

        Mr. Brady exchanged options to purchase 100,000 shares of our common stock, representing all of his options eligible for exchange, for options to purchase 89,368 shares of our common stock.

        Mr. Dixon exchanged options to purchase 26,000 shares of our common stock, representing all of his options eligible for exchange, for options to purchase 17,604 shares of our common stock.

        Mr. Coviello exchanged options to purchase 22,207 shares of our common stock, representing all of his options eligible for exchange, for options to purchase 22,207 shares of our common stock.

        Mr. Dieter exchanged options to purchase 23,446 shares of our common stock, representing all of his options eligible for exchange, for options to purchase 23,446 shares of our common stock.

        All of the new option grants were issued on January 21, 2009. Pursuant to the terms of the exchange offer, the options granted to Messrs. Isaacson, Brady and Dixon have an exercise price of $11.47 per share, which price was equal to 33% above the closing price of our common stock, as reported on The NASDAQ Global Market on January 21, 2009, and the options granted to Messrs. Coviello and Dieter have an exercise price of $12.94 per share, which price was equal to 50% above the closing price of our common stock, as reported on The NASDAQ Global Market on January 21, 2009. Each new option grant has the same vesting schedule as the tendered eligible option grant, except that the vesting schedule for options that were already vested or that would have vested before January 21, 2010, that is, within 12 months from the new option grant date, was reset such that the new options issued in exchange for those options will first vest on January 21, 2010, so long as the named executive or director continues to provide services to us as an employee or director on that date. All new option grants will expire on January 21, 2014. All new options were granted under the 2007 Stock Plan and, other than the changes described herein, have terms and conditions identical to those contained in the corresponding original option grants.

COMPENSATION COMMITTEE REPORT

        The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

                  Members of the EnerNOC, Inc. Compensation Committee
                  TJ Glauthier (Chair)
                  Richard Dieter
                  Adam Grosser

REPORT OF AUDIT COMMITTEE

        The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, Inc., has furnished the following report:

        The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee's role and responsibilities are set forth in a charter adopted by the board of directors, which is available in the "Corporate Governance" section of the "Investors" section of our website at www.enernoc.com. The audit committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2008, the audit committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management and Ernst & Young LLP;

  •
  Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

  •
  Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Rule 3526 of the Public Company Accounting Oversight Board. The audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the audit committee's review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

                      Members of the EnerNOC, Inc. Audit Committee
                      Richard Dieter (Chair)
                      Arthur W. Coviello, Jr.
                      TJ Glauthier

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

        The audit committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2009. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2008. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2008 and December 31, 2007, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Category of Service	2008	2007
Audit fees:(1)	$840,000	$1,672,000
Audit-related fees:(2)	18,000	8,000
Tax fees:(3)	155,000	58,000
All other fees:(4)	5,000	5,000

Total	$1,018,000	$1,743,000

(1)
Audit fees consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and consents and assistance with, and review of, documents filed with the SEC, including our initial public offering and follow-on offering in 2007. In fiscal 2008, the audit fees also reflect the required audit of the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees represent professional services rendered in connection with our compliance with the Sarbanes-Oxley Act of 2002 and acquisitions.

(3)
Tax fees consist primarily of assistance in the preparation of federal and state income tax filings and consultation on sales and use tax matters.

(4)
All other fees relate to accessing Ernst & Young LLP's accounting research and financial reporting disclosure software.

Pre-Approval Policies and Procedures

        Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

        Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

        1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

        2.     Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by the independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.

        Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

        The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment. If our stockholders ratify the selection of Ernst & Young LLP, the audit committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year ending December 31, 2009, if it concludes that such a change would be in the best interests of EnerNOC and our stockholders.

        The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2009.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Registration Rights

        On November 1, 2007, we, the holders of substantially all of our shares of common stock issued upon conversion of our preferred stock in connection with our IPO, and our founders entered into the fifth amended and restated investors' rights agreement. Pursuant to this agreement, beginning on May 18, 2008, the holders of 20% of our convertible preferred stock have the right to demand of us, subject to certain terms and conditions, that we register under the Securities Act the shares of common stock issued or issuable upon the conversion of their shares of convertible preferred stock if the anticipated gross receipts from the sales of such shares of common stock are at least $2 million. In addition, if we propose to register any of our capital stock under the Securities Act (except on Forms S-4 or S-8), the holders of all shares of common stock issued upon the conversion of each series of our convertible preferred stock in connection with our IPO will be entitled to customary "piggyback" registration rights. We have agreed to indemnify the parties to the agreement for liabilities related to the sale of securities pursuant to any registration statement that we file and any related prospectus.

Indemnification Arrangements

        Under our certificate of incorporation, we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, provide for us to indemnify our directors and officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person's services as our director or officer, any of our subsidiaries from time to time or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Employment Arrangement

        In April 2007, we entered into an employment offer letter with Herbert Healy, who is the father of Timothy Healy, our chief executive officer and chairman of our board of directors. Mr. Healy currently serves as our Senior Director of Regulatory Affairs—New England. Pursuant to his offer letter, Mr. Healy receives a monthly salary of $11,000 and is eligible to receive bonuses consisting of grants of options to purchase shares of our common stock and cash. Mr. Healy is entitled to participate in all employee benefit plans generally available to employees, including medical, dental, disability and life insurance plans and a 401(k) savings plan. From January 1, 2008 until the date of this proxy statement, we paid Mr. Healy an aggregate amount equal to $207,476.

Policy for Approval of Related Person Transactions

        Pursuant to our audit committee charter currently in effect, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest. In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the audit committee in some circumstances. No related person transaction will be entered into prior to the completion of these procedures.

        The audit committee or its chairman, as the case may be, will approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

OTHER MATTERS

        Our board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

        To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2010, stockholder proposals must be received no later than December 28, 2009. To be considered for presentation at the 2010 annual meeting of stockholders, although not included in the proxy statement, proposals must be received no earlier than February 11, 2010 and no later than March 13, 2010; provided, however, that in the event that the date of the 2010 annual meeting of stockholders is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

        Proposals that are not received in a timely manner will not be voted on at the 2010 annual meeting of stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary, EnerNOC, Inc., 75 Federal Street, Suite 300, Boston, MA 02110.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2008 were met, except as described below.

        On February 10, 2009, Foundation Capital Management Co. VI, LLC, or Foundation VI, a fund that owns greater than ten percent of our common stock, filed an amendment to an Initial Statement of Beneficial Ownership of Securities on Form 3 to report the correct holdings of Foundation VI as of the date it became a 10% stockholder of EnerNOC, or December 12, 2008.

        On February 10, 2009, Adam Grosser, a member of our board of directors and an affiliate of Foundation Capital, or Foundation, an entity that owns greater than ten percent of our common stock, filed an amendment to a Statement of Changes in Beneficial Ownership on Form 4 to report the purchase of an aggregate of 79,868 shares of our common stock indirectly by certain funds affiliated with Foundation that occurred on December 12, 2008.

        On February 10, 2009, Foundation Capital Management Co. IV, LLC, or Foundation IV, a fund that owns greater than ten percent of our common stock, filed an amendment to a Statement of Changes in Beneficial Ownership on Form 4 to report the purchase of an aggregate of 79,868 shares of our common stock indirectly by certain funds affiliated with Foundation IV that occurred on December 12, 2008.

ELECTRONIC DELIVERY OF COMPANY STOCKHOLDER COMMUNICATIONS

        Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

        You can choose this option and save us the cost of producing and mailing these documents by:

  •
  following the instructions provided on your proxy card or voter instruction form; or

  •
  going to http://investor.enernoc.com/annual-proxy.cfm and following the instructions provided.

HOUSEHOLDING OF PROXY MATERIALS

        In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number, 1-800-937-5449.

        If you do not wish to participate in "householding" and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another EnerNOC stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

  •
  If your EnerNOC shares are registered in your own name, please contact our transfer agent, American Stock Transfer and Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing them at 59 Maiden Lane, Plaza Level, New York, NY 10038.

  •
  If a broker or other nominee holds your EnerNOC shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

BY ORDER OF THE BOARD OF DIRECTORS
David M. Samuels Secretary

Boston, Massachusetts
April 27, 2009

        OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE (OR VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE). A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two members to the board of directors to serve for three-year terms as Class II Directors, such directors to serve for such term and until their successors have been duly elected and qualified. Richard Dieter TJ Glauthier 2. To ratify the selection of the firm of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2009. 3. To transact such other business as may properly come before the annual meeting and any adjournment or postponements thereof. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE This proxy is solicited on behalf of the Board of Directors. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF EnerNOC, Inc. June 3, 2009 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20230000000000001000 9 060309 COMPANY NUMBER ACCOUNT NUMBER I/We will attend the annual meeting. ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

0 14475 ENERNOC, INC. Proxy for Annual Meeting of Stockholders June 3, 2009 As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned, revoking any previous proxies relating to these shares, hereby appoints Timothy G. Healy and David M. Samuels together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of EnerNOC, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of EnerNOC, Inc. to be held on Wednesday, June 3, 2009, at 2:00 p.m., local time, at the Company’s corporate offices, located at 101 Federal Street, 3rd Floor, Boston, Massachusetts 02110 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 27, 2009, a copy of which has been received by the undersigned. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. (Continued and to be signed on the reverse side.)